Registration No.  333-169804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIEW SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)
3670 (Primary Standard Industrial Classification Code Number) 59-2928366

(I.R.S. Employer Identification No.)

1550 Caton Center Drive, Suite E

Baltimore, Maryland 21227

(410) 242-8439

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

American Corporate Enterprises, Inc.

123 West Nye Lane, Suite 129

Carson City, Nevada 89708

(775) 884-9380

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock
Shares offered by the Company	50,000,000	$0.02	$1,000,000	$71.30
Shares offered by a Selling Stockholder (4)	1,500,000	$0.02	$30,000	$2.14
Total	51,500,000	$0.02	$1,030,000	$73.44

(1)

Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Company and the Selling Stockholders named herein on a delayed or continuous basis. The offering price has been arbitrarily determined.

(2)

The offering price has been arbitrarily determined.

(3)

Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933 based on the closing bid quote for our common stock as of October 5, 2010.

(4)

These are outstanding shares of common stock which may be offered for sale by a Selling Stockholder pursuant to this registration statement on a securities market such as the Over-the-Counter Bulletin Board or other securities exchange at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PROSPECTUS DATED MARCH 23, 2011.

A Total of 51,500,000, Shares of Common Stock Offered for Sale

50,000,000 Shares Offered at $.02 Per Share by the Company

1,500,000 Shares Offered at Market Price by a Selling Shareholder

View Systems, Inc. (the “Company”) is offering for sale a total of up to 50,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) on a "self- underwritten," best efforts basis.  The shares will be offered at a price of $.02 per share for a period of at least six months but not more than twelve months from the date of this prospectus, and  we may close or terminate the Offering earlier than twelve months.  There is no minimum number of shares required to be purchased per investor, and we are not required to sell any minimum number of shares in the offering.  Proceeds from the offering will not be placed in escrow or similar type of account and will be immediately available for use by the Company. See "Use of Proceeds" and "Plan of Distribution."  We make no prediction how many shares we will sell, and we may not realize enough proceeds to remain in operation.  In addition, the selling stockholder named in this prospectus (the "Selling Stockholder") is offering for sale from time to time an aggregate of up to 1,500,000 shares of our Common Stock.

If we sell all of the 50,000,000 shares offered by the Company, we will receive $969,918 in estimated gross proceeds. The Company expects the net proceeds from the sale of fifty percent (50%) of the shares will sustain its operations for a period of 5 months.   We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders.

The shares being offered for resale by the Selling Stockholder will be offered and sold at market prices. If the Selling Shareholder sells all 1,500,000 shares at an estimated $0.02 per share (our market price as of the most recent practicable date), they may realize approximately $30,000.  The shares being offered for resale by the Selling Stockholder represent approximately 1.6% of the Company's issued and outstanding Common Stock (or 1.0% of the issued and outstanding Common Stock if the 50,000,000 shares offered by the Company pursuant to this prospectus are sold).  Also, sales of a substantial number of shares of our Common Stock by the Selling Stockholder within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

The Selling Stockholder and any broker/dealer executing sell orders on behalf of the Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Commissions received by any broker/dealer may be deemed to be underwriting commissions under the Securities Act. Proceeds received by the Selling Shareholder in excess of $66,147 represent underwriting discounts to the Selling Shareholder.

Our common stock is not listed on a national securities exchange or The Nasdaq Stock Market.  Our common stock is quoted on the Over the Counter Bulletin Board (“OTCBB”) under the symbol “VSYM.OB”.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD

BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5 WHICH DESCRIBE CERTAIN MATERIAL RISKS YOU SHOULD CONSIDER BEFORE INVESTING AND “DILUTION” BEGINNING ON PAGE 12 WHICH DESCRIBES THE IMMEDIATE DILUTION THAT INVESTORS IN THIS OFFERING WILL SUFFER.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[Inside Cover of Prospectus]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should read the entire prospectus before making an investment decision to purchase our Common Stock.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.  This prospectus is not an offer to sell securities in any state where the offer is not permitted.

Table of Contents

Page

SUMMARY

3

RISK FACTORS

5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

10

DESCRIPTION OF SECURITIES

10

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

12

DILUTION

12

SELLING STOCKHOLDER

13

PLAN OF DISTRIBUTION

13

INTEREST OF NAMED EXPERTS AND COUNSEL

18

DESCRIPTION OF BUSINESS

18

DESCRIPTION OF PROPERTY

25

LEGAL PROCEEDINGS

25

PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                                                                                                                                                            25

CAPITALIZATION

30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

OF OPERATION

31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE                                                                                                                                                                       36

DIRECTORS AND EXECUTIVE OFFICERS

36

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

39

TRANSACTIONS WITH RELATED PERSONS, PROMOTORS, AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

40

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

41

WHERE YOU CAN FIND MORE INFORMATION

41

FINANCIAL INFORMATION

42

PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.

In this prospectus, unless otherwise indicated, "we," "us," "our" and the "Company" refer to View Systems, Inc.

Our Company

View Systems, Inc. develops, produces and markets computer software and hardware systems for security and surveillance applications. We incorporated in Florida on January 25, 1989, as Beneficial Investment Group, Inc., and on July 25, 2003 we changed our state of incorporation to Nevada. Our principal office is located at 1550 Caton Center Drive, Suite E, Baltimore, Maryland 21227. Our telephone number is (410) 242-8439.

Our principal products, which we market primarily to government and law enforcement agencies and commercial security professionals, include the following:

1.

ViewScan Concealed Weapons Detection System;

2.

Multi-Mission Mobil Video; and

3.

ViewMaxx Digital Video System.

We manufacture and distribute these products from our Baltimore, Maryland location.

In 2010 we also commenced distributing a product for sale to retail customers known as the MINI (Mobile Intelligent Network Informer) which is marketed and sold primarily through the Internet.  We license the MINI from its manufacturer.

In 2009 our Network Services division commenced operations. Network Services specializes in the installation of complex electronic control systems which typically include access control, parking and vehicular control, closed circuit television surveillance, audio intercommunication, and proprietary alarm monitoring systems in commercial and multi-tenant residential applications.

Please see DESCRIPTION OF BUSINESS – Products and Services - beginning on page 18 for detailed descriptions of our products and services.

Although we have established more than one web site to market our products, prospective investors are strongly cautioned that any information appearing on one of our web sites should not be deemed to be a part of this prospectus and should not be utilized in making a decision whether to buy our Common Stock.

SUMMARY OF THIS OFFERING

Securities Offered By the Company

•

Up to 50,000,000 Shares of our Common Stock are being offered for sale by the Company.

•

Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Price	• We will sell the Shares at $0.02. This price was determined by us arbitrarily.
Securities Offered By a Selling Stockholder	• Up to 1,500,000 Shares of our Common Stock owned by a Selling Stockholder are included in this Prospectus. The Selling Stockholder is not obligated to sell any Shares.
Offering Price	• The Selling Stockholder may sell its Shares from time to time at market prices.
Number of shares outstanding before the offering	• 102,440,492 shares of Common Stock issued and outstanding as of March 21, 2011.
Total number of shares of Common Stock outstanding after the offering (if fully subscribed)	• 152,440,492 shares of Common Stock.
Net Proceeds to the Company

•

We intend to accomplish this Offering on a “self-underwritten” basis directly through our officers, directors and/or employees, who will not be separately compensated therefore. However, we reserve the right to utilize an underwriter in which case we will amend this Prospectus to disclose the material terms of such relationship as they pertain to the offering. Additionally, we estimate that costs of this offering for such items as legal and accounting fees, printing, and SEC registration fees, and other charges will total approximately $30,073. Thus net proceeds to the Company if this offering is fully subscribed without the use of underwriters will be $969,927 (assuming $30,073in Offering expenses are paid).  In the event that only 50% of the Shares are sold the Company will generate net proceeds of $469,927 (assuming $30,073 in Offering expenses are paid). In the event that the Company only sells 10% of the Shares the Company will generate net proceeds of $69,927 (assuming $30,073 in Offering expenses are paid).

Use of Proceeds

•

We will use the proceeds from this offering to: (1) facilitate product fulfillment (manufacturing, packaging and shipment), which we anticipate will enable future orders to be self funding; (2) provide working capital to finance corporate acquisitions and the integration of new technologies; and (3) retire debt through cash payment or the exchange of debt obligations with payment in Common Stock registered in this offering.  A summary of our intended use of the proceeds of this offering is set forth in the section of this prospectus titled USE OF PROCEEDS

Consummation of the offering

•

We will terminate this offering upon the earlier to occur of (1) one year from the effective date of this prospectus, (2) sale of all the Shares being offered, or (3) anytime after a minimum of six months from the date of the Prospectus at our sole discretion if we determine that it is in our best interests to withdraw the offering.

RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our Common Stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

In assessing these risks you should also refer to the other information contained in or incorporated by reference to our Form 10-K/A for the year ended December 31, 2010, including our financial statements and the related notes.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARES WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our Shares on a “best efforts” basis, and there is no minimum number of Shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the Shares through our employees, officers and directors, who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, the Company intends to utilize the net proceeds to finance its business operations. While the Company believes that the net proceeds from the sale of all Shares in this Offering will enable the Company to meet its business plans and enable it to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the Shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in its sole discretion, will be in the best interests of the Company. It is highly likely that if not all of the Shares are sold there will be a need for additional financing in the future, without which the ability of the Company to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to the Company. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

WE NEED ADDITIONAL EXTERNAL CAPITAL AND IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL TO FUND OUR PLANS, WE MAY BE FORCED TO DELAY OR CEASE OPERATIONS.

The funds to be raised in this offering will not meet all of our needs.  Based on our current growth plan we believe we may require approximately $1,200,000 in additional financing within the next twelve months to develop our sales channels, of which the $1,000,000 sought in this offering is intended to be a substantial part. Our success will depend upon our ability to access equity capital markets and borrow on terms that are financially advantageous to us. However, we may not be able to obtain additional funds on acceptable terms. If we fail to obtain funds on acceptable terms, then we might be forced to delay or abandon some or all of our business plans or may not have sufficient working capital to develop products, finance acquisitions, or pursue business opportunities. If we borrow funds, then we could be forced to use a large portion of our cash reserves, if any, to repay principal and interest on those loans. If we issue our securities for capital, then the interests of investors and stockholders will be diluted.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

We have incurred losses for the past two fiscal years which consists of a net loss of $513,353 for 2010 and had a net loss of $1,560,012 at December 31, 2009. In addition, View Systems, Inc. had a retained earnings deficit of $22,837,787 at December 31, 2010, as compared with $22,324,434 at December 31, 2009. Our operating results for future periods will include significant expenses, including new product development expenses, potential marketing costs, professional fees and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future, or at all.

WE HAVE A WORKING CAPITAL DEFICIT AND SIGNIFICANT CAPITAL REQUIREMENTS. SINCE WE WILL CONTINUE TO INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES, INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

The Company has a net loss of $513,353 for the fiscal year ended December 31, 2010 and net cash used in operations of $51,821 for the fiscal year ended December 31, 2010.  Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2011, additional capital investment will be necessary to develop and sustain the Company's operations.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR CONTINUED EXISTENCE AS A GOING CONCERN.

We have incurred substantial operating and net losses, as well as negative operating cash flow and do not have financing commitments in place to meet expected cash requirements for the next twelve months.

Our net loss for the year ended December 31, 2010 was $513,353 and our net loss for the year ended December 31, 2009 was $1,560,012.  Our retained deficit was $22,837,787 at December 31, 2010.  We are unable to fund our day-to-day operations through revenues alone, and management believes we will incur operating losses for the near future while we expand our sales channels.  While we have expanded our product line and expect to establish new sales channels, we may be unable to increase revenues to the point that we attain and are able to maintain profitability.  As a result we rely on private financing to cover cash shortfalls.

As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficit at December 31, 2010. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal years ended December 31, 2010, and December 31, 2009 that expressed substantial doubt regarding our ability to continue as a going concern.

WE ARE CURRENTLY DEPENDENT ON THE EFFORTS OF RESELLERS FOR OUR CONTINUED GROWTH AND MUST EXPAND OUR SALES CHANNELS TO INCREASE OUR REVENUES AND FURTHER DEVELOP OUR BUSINESS PLANS.

We are in the process of developing and expanding our sales channels, but we expect overall sales to remain down as we develop these sales channels. We are actively recruiting additional resellers and dealers and have hired in-house sales personnel for regional and national sales. We must continue to find other methods of distribution to increase our sales. If we are unsuccessful in developing sales channels we may have to abandon our business plan.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN OUR MARKET BECAUSE WE HAVE A SMALL MARKET SHARE AND COMPETE WITH LARGE NATIONAL AND INTERNATIONAL COMPANIES.

We estimate that we have less than a 1% market share of the surveillance and weapons detection market. We compete with many companies that have greater brand name recognition and significantly greater financial, technical, marketing, and managerial resources. The position of these competitors in the market may prevent us from capturing more market share. We intend to remain competitive by increasing our existing business through marketing efforts, selectively acquiring complementary technologies or businesses and services, increasing our efficiency, and reducing costs.

WE MUST SUCCESSFULLY INTRODUCE NEW OR ENHANCED PRODUCTS AND MANAGE THE COSTS ASSOCIATED WITH PRODUCING SEVERAL PRODUCT LINES TO BE SUCCESSFUL.

Our future success depends on our ability to continue to improve our existing products and to develop new products using the latest technology that can satisfy customer needs.  For example, our short term success will depend on the continued acceptance of the Multi-Mission Mobil Video and the ViewScan portal product line. We cannot be certain that we will be successful at producing multiple product lines and we may find that the cost of production of multiple product lines inhibits our ability to maintain or improve our gross profit margins. In addition, the failure of our products to gain or maintain market acceptance or our failure to successfully manage our cost of production could adversely affect our financial condition.

OUR DIRECTORS AND OFFICERS ARE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER MATTERS REQUIRING STOCKHOLDER APPROVAL.

Currently, our directors and executive officers collectively hold approximately 40.9% of the voting power of our common and 100% of the preferred stock entitled to vote on any matter brought to a vote of the stockholders.  Including the effects of Gunther Than’s, our CEO’s, voting preferred stock, our directors and officers have the power to vote approximately 41.7% of common shares (based on the assumed effects of conversion of all of Mr. Than’s preferred stock) as of the date of this prospectus.  Pursuant to Nevada law and our bylaws, the holders of a majority of our voting stock may authorize or take corporate action with only a notice provided to our stockholders.  A stockholder vote may not be made available to our minority stockholders, and in any event, a stockholder vote would be controlled by the majority stockholders.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT WOULD LEAD TO LOSS OF INVESTOR CONFIDENCE IN OUR REPORTED FINANCIAL INFORMATION.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, beginning with our Annual Report on Amendment No. 2 to Form 10-K for the fiscal year ending December 31, 2008, we have been required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

In order to achieve compliance with Section 404 of the Act within the prescribed period, we will need to engage in a process to document and evaluate our internal control over financial reporting, which will be both costly and challenging. In this regard, management will need to dedicate internal resources, engage outside consultants and adopt a detailed work plan.

During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

THERE IS NO SIGNIFICANT ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

There is no significant active trading market for our shares and we do not know if an active trading market will develop.  An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations.  Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

•

Investors may have difficulty buying and selling our shares or obtaining market quotations;

•

Market visibility for our common stock may be limited; and

•

A lack of visibility for our common stock may depress the market price for our shares.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, INCLUDING MR. GUNTHER THAN, OUR CHIEF EXECUTIVE OFFICER, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE HIS SERVICES.

Our operations are dependent on the efforts and relationships of Gunther Than and the senior management of our organization. We will likely be dependent on the senior management of our organization for the foreseeable future. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of Mr. Than could damage customer relations and could restrict our ability to raise additional working capital if and when needed. There can be no assurance that Mr. Than will continue in his present capacity for any particular period of time.

OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK."

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The market price of our common stock may be higher or lower than the price you may pay for your Shares. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•

variations in our quarterly operating results;

•

loss of a key relationship or failure to complete significant transactions;

•

additions or departures of key personnel; and

•

fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

SALES OF OUR COMMON STOCK RELYING UPON RULE 144 MAY DEPRESS PRICES IN THE MARKET FOR OUR COMMON STOCK BY A MATERIAL AMOUNT.

A majority of the currently outstanding shares of our Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is also available to our affiliate shareholders because the OTCBB is an “automated quotation system” and, accordingly, market based volume limitations are available for securities quoted only over the OTCBB.  However, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least six months and the other requirements of Rule 144 have been satisfied. Presently shares of restricted Common Stock held by non-affiliates of the Company may be sold, subject to compliance with Rule 144, six months after issuance. Sales under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

THE OFFERING PRICE OF THE SHARES OFFERED BY THE COMPANY WAS NOT DETERMINED BY TRADITIONAL CRITERIA OF VALUE.

Presently there is a limited market for our shares of Common Stock on the OTCBB. Trading of our Common Stock does not occur every business day and therefore our Common Stock is relatively illiquid and difficult to price. Accordingly potential purchasers in this Offering should not rely on any quotations published by the OTCBB as the price at which our Shares may be sold. In addition the Company cannot give any assurance that the quoted prices on the OTCBB for the Company's shares have any relation to the actual value of the Company. Accordingly potential investors in this Offering should note that the Offering price of the Shares being offered pursuant to this Prospectus was arbitrarily established by us and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

PURCHASERS OF THE SHARES WILL INCUR AN IMMEDIATE AND SUBSTANTIAL DILUTION.

The purchasers of the Shares being offered hereby will furnish a substantial amount of the Company’s capital and will assume substantially all of the financial risk, whereas the present stockholders and the Selling Stockholders will receive a substantial majority of the benefits, if any. In addition, the present Stockholders may have substantial potential profits as a result of this Offering, while purchasers of the newly-issued Shares will experience an immediate and substantial percentage dilution in the net tangible book value of their of their Shares.  See: “DILUTION.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of View Systems, Inc. (the “Company”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

DESCRIPTION OF SECURITIES

Our amended and restated articles of incorporation provide that we are authorized to issue two classes of equity securities comprised of 950,000,000 shares of common stock with a par value of $.001 per share (“Common Stock”) and 10,000,000 shares of preferred stock with a par value of $.01 per share (“Preferred Stock”). We are also authorized to issue rights, warrants, and options to purchase any class of equity securities.

Common Stock

This offering pertains only to our Common Stock.  Pursuant to the terms of our amended and restated articles of incorporation, our Common Stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments by the Company once fully paid and shall not be subject to assessment to pay the debts of the Company.  Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors.

Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Corporation.  Upon liquidation or dissolution of, or any distribution of the assets of, the Corporation, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

Preferred Stock

All of our authorized Preferred Stock is categorized as Series A Preferred Stock.  Series A Preferred stock, among other rights set forth in our amended and restated articles of incorporation, has the right to:

•

a liquidation preference of $.01 per share, plus an amount equal to any accrued and unpaid dividends to the payment date, and no more, before any payment or distribution is made to the holders of Common Stock or any series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Series A Convertible Preferred Stock;

•

to convert all or any portion of such holder’s shares of Series A Convertible Preferred Stock into fully paid and non-assessable shares of Common Stock in a ratio of 15 shares of Common Stock for each share of Series A Preferred Stock;

•

15 votes for each share of Series A Convertible Preferred Stock and each share is entitled to vote on any and all matters brought to a vote of shareholders of Common Stock; and

•

Prevent the establishment of a class or category of stock superior in distribution rights to Series A Preferred Stock unless a majority of the Series A Preferred Stockholders consent to such action.

USE OF PROCEEDS

We estimate that, if our Offering is fully subscribed, we will receive net proceeds of $969,927.00 from our sale of 50,000,000 Shares. This estimate is based on an Offering price of $0.02 per Share, and assumes that we will not engage the services of an underwriter to assist us in selling all of the Shares. If we engage an underwriter, our net proceeds will be reduced by the negotiated commissions paid to the underwriter.  However, as of the effective date of this prospectus, we have not engaged an underwriter. For purposes of this disclosure we have assumed that no commissions will be paid on any Shares. Additionally, we estimate that our direct costs of this Offering (SEC filing fees, legal, accounting, printing, and miscellaneous expenses) will be $30,073.

The primary purposes of this Offering are to obtain additional capital to: (1) facilitate product fulfillment (manufacturing, packaging and shipment), which we anticipate will enable future orders to be self funding; (2) provide working capital to finance corporate acquisitions and the integration of new technologies; and (3) retire debt through cash payment or the exchange of debt obligations with payment in registered Common Stock. The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds, based upon our current business plan and assuming that all of the Shares are sold and not used to retire debt in exchange for Common Stock registered in this offering.

Assuming the Sale of All Shares

Gross Proceeds from Offering	$1,000,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent, and miscellaneous fees)	30,073	3.0%

Retire Trade Debt	137,000	13.7%

Working Capital (including office expense, general administration expenses, and professional fees)	832,927	83.3%

Total	$1,000,000	100%

Assuming the Sale of 50% of the Shares

Gross Proceeds from Offering	$500,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent, and miscellaneous fees)	30,073	6.0%

Retire Trade Debt	137,000	27.4%

Working Capital (including office expense, general administration expenses, and professional fees)	332,927	66.6%

Total	$500,000	100%

Assuming the Sale of 10% of the Shares

Gross Proceeds from Offering	$100,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent and miscellaneous fees)	30,073	30.1%

Retire Trade Debt	-	-

Working Capital (including office expense, general administration expenses, and professional fees)	69,927	69.9%

Total	100,000	100%

The amounts set forth merely indicate the general application of net proceeds of the Offering. Actual expenditures relating to the development of our business may differ from the estimates depending on the efficacy of our business development efforts, unanticipated costs in connection therewith as well as changes in the industry and actions of our competitors among other causes.  We may also use shares registered in the Offering to offer to trade creditors in exchange for the forgiveness of our debts. There can be no assurance we will be successful in our efforts to secure investors to invest in our Offering, exchange debt obligations for common equity, and/or obtain alternative financing. In the event that not all of the Shares are sold, management in its sole discretion will allocate the proceeds of this Offering in a manner in which it determines will be in the best interests of the Company. In such an event we may not be able to follow our business plan. This may have a significant impact on our ability to continue operating our business. Moreover even if all of the Shares are sold, management reserves the right to alter the above projected use of proceeds if it determines that such changes will be in the best interests of the Company.  Accordingly, the amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development and marketing activities and competition. Accordingly, our management will have broad discretion in the use of the net proceeds from this Offering. All net proceeds from this Offering will be immediately available for use by the Company.

DETERMINATION OF OFFERING PRICE

Since there is only limited trading of our shares of Common Stock which are quoted on the OTCBB, the Offering price of our Shares was unilaterally determined solely by the Company. The last trade of our shares of our Common Stock, as reported by www.finance.yahoo.com, was on March 21, 2011.

The facts we considered in determining the Offering price were:

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our financial condition and prospects the

•

homeland security market in general;

•

our operating history;

•

the general condition of the securities market; and

•

management’s informal prediction of demand for securities such as the Shares.

The Offering price is not an indication of and is not based upon the actual value of the Company. The Offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The Offering price should not be regarded as an indicator of the future market price of our securities and/or the price at which any investor will be able to resell Shares purchased in this Offering.

DILUTION

The difference between our estimated offering price of $0.02 per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At December 31, 2010 our Common Stock had a pro forma net tangible book value of approximately  $(1,135,774) or  $(0.01) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus by the Company at an assumed initial offering price of $0.02 per share, our pro forma net tangible book value at December 31, 2010 would be $(155,847) or $(0.001) per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $969,927 in the maximum offering. The following table illustrates dilution to investors on a per share basis:

Maximum

Estimated offering price per share

$0.02

Net tangible book value per share before offering

$(0.01)

Increase per share attributable to investors

$0.01

Pro forma net tangible book value per share after offering

$(0.001)

Dilution per share to investors

$0.02

SELLING STOCKHOLDERS

The following section presents information regarding our Selling Stockholder.  The Selling Stockholder table and the notes thereto describe the Selling Stockholder and the number of securities being sold. A description of how the Selling Stockholder acquired the securities being sold in this offering is detailed under in the footnotes to the Selling Stockholder Table.

We are registering 1,500,000 shares owned by and on behalf of the Selling Stockholder named in this prospectus.  We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of a Selling Stockholder.  The Selling Stockholder is not required to sell its shares, nor has it indicated to us, as of the date of this prospectus, an intention to sell its shares. The Selling Stockholder is offering the common stock for its own account. The material relationship between us and the Selling Stockholder is identified below in the footnotes to the Selling Stockholder Table.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholder, including, (i) the number of shares of our common stock beneficially owned by each prior to this offering; (ii) the percentage of such shares of the Company's issued and outstanding shares; (iii) the total number of shares of our common stock that are to be offered by the Selling

Stockholder;  (iv) the percentage of the issued and outstanding shares being offered;(v) the total number of shares that will be beneficially owned by the Selling Stockholder upon completion of the offering; and (vi) the percentage owned by each upon completion of the offering. To the best of our knowledge, the Selling Stockholder is not a broker-dealer or affiliate thereof.

The shares below were issued to the Selling Stockholder for services rendered under the exemption from the registration requirements of Section 4(2) of the Securities Act of 1933, as amended, due to the fact that the issuance did not involve a public offering of securities.

Selling Stockholder Table

Selling Stockholder	Shares of Common Stock Owned by Selling Stockholder	Percentage of Common Stock Owned Before the Offering (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)(2)	Percentage of Common Stock Owned After Offering (1)(2)
Russell C. Weigel, III, P.A. (2)	1,500,000	-	1,500,000	0	0
Totals	1,500,000		1,500,000	0	0

(1)

Based upon beneficial ownership information reported to the Company as of March 21, 2011.

(2)

Russell C. Weigel, III, P.A. is a law firm that provided services to us for which it has not been paid.  The law firm agreed to accept 1,500,000 shares of Common Stock as payment for its unpaid invoices totaling $66,147.  The law firm also requested that we include these shares in any registration statement that we may file while the shares issued to the law firm remained in restricted from public transfer status. The beneficial owner of Russell C. Weigel, III, P.A. is Russell C. Weigel, III.

PLAN OF DISTRIBUTION

Shares Offered by the Company

This Offering relates to the sale of up to 50,000,000 Shares at the estimated Offering price of $0.02 per share in a “best-efforts” direct public offering, without any involvement of underwriters. The Shares will be offered and sold by our officers, directors and/or employees. None of these persons will receive a sales commission or any other form of compensation for this Offering. In connection with their efforts, our officers, directors and employees will rely on the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements. No one has made any commitment to purchase any or all of the Shares being offered. Rather, our directors, officers, and/or employees will use their best efforts to find purchasers for the Shares. We are not required to sell any minimum number of Shares in this Offering. Funds received from investors will not be placed in an escrow, trust or similar account. Instead, all cleared funds will be immediately available to us following their deposit into our bank account, and there will be no refunds once a subscription for Shares are accepted. We cannot predict how many Shares, if any, will be sold.

We may also offer some or all of the Shares registered in this offering to our trade creditors and lenders to exchange for debts owed by the Company.  As of December 31, 2010, we have a total of $1,361,427 in debt. We would like to retire as much of our debt as possible and will offer to exchange such debt for our Common Stock.

We will bear any expenses of this offering, which we estimate to be $30,073.

We also may retain an underwriter to assist us or to supplant our selling efforts in the Offering. At this time we do not have any binding commitments, agreements, or understandings with any potential underwriter. If we elect to utilize an underwriter, we will amend this Prospectus. We have prepared this prospectus as if we are not using an underwriter to assist us with this Offering. To the extent that we are able to sell the Shares directly through our officers, directors, and employees, the net proceeds received from this Offering will be correspondingly higher than if we engage an underwriter.

This Offering will terminate no later than 12 months after the effective date of this prospectus, unless the Offering is fully subscribed before that date or we decide to close the Offering prior to that date. In either event, the Offering may be closed without further notice to you.  However, the offering will remain open at least six months from the effective of the registration statement for the benefit of Selling Stockholders.  All costs associated with the registration will be borne by us.

We have not authorized any person to give any information or to make any representations in connection with this Offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus. Purchasers of share either in this Offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

Prior to the date of this prospectus, there has been only an extremely limited trading market for our Common Stock. Our shares of Common Stock are quoted for trading on the OTCBB. The last trade of our Common Stock as reported by www.finance.yahoo.com as of the most recent practicable date was on March 21, 2011 at an average price of $0.01. Since only limited trading in our Common Stock has occurred, investors should not view any reported sales price as an indication of what the fair market value of the Shares are or the price at which Shares may be resold. Until a more active and steady trading market develops for our Common Stock, the price at which shares of our Common Stock trades at may fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our shares, developments affecting our businesses generally, including the impact of the factors referred to in “RISK FACTORS” above, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our shares or that an investor will be able to resell the Shares purchased in this Offering.

Shares of Common Stock sold in this Offering will be freely transferable, except for shares of our Common Stock received by persons who may be deemed to be “affiliates” of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

 Applicable to the Offering by the Company and by Selling Stockholders: Penny Stock Regulations

Our Common Stock is considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1(g) under the Securities Exchange Act of 1934 because we do not have:

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Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and

•

Average revenue of at least $6,000,000 for the last three years.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

Applicable to the Offering by the Company and by Selling Stockholders: State Securities – Blue Sky Laws

Transfer of our Common Stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Common Stock for an indefinite period of time.

We are not currently listed in Standard and Poor's Corporation Records, a nationally recognized securities manual, which would provide us with “manual” exemptions in 38 states as indicated in 1 Blue Sky L. Rep. (CCH) 2401 (2008),  entitled “Standard Manuals Exemptions.”  We intend to obtain a listing in Standard and Poor's Corporation Records and intend to do so as soon as possible.

Thirty-eight states have what is commonly referred to as a “manual exemption” for secondary trading of securities purchased under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Records listing or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In most instances, under current state rules, secondary trading can occur in these states without further action. However no assurance can be given that such rules will not change in the future or that a specific secondary trading transaction will qualify for a manual exemption.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Procedures for Subscribing to Shares Offered by the Company

If you decide to subscribe for any shares in this Offering, you are required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to View Systems, Inc.

Shares Offered by the Selling Stockholder

1,500,000 shares of Common Stock are included in this prospectus as being offered by a Selling Stockholder.  The offering will be kept open for at least six months to allow the Selling Stockholder to sell its shares pursuant to this registration statement and prospectus.

The Company will pay the expenses of the registration of the Selling Stockholder’s shares.

The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may offer the shares covered by this prospectus to the public or otherwise from time to time. The registration of these shares does not necessarily mean that any of them will be offered or sold by the Selling Stockholder. The Selling Stockholder has informed us that any or all of the common shares covered by this prospectus may be sold to purchasers directly by the Selling Stockholder or on its behalf through brokers, dealers or agents in private or market transactions, which may involve crosses or block transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

The Selling Stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any.

The Selling Stockholder may receive underwriter compensation.  The Selling Stockholder in this prospectus will be able to sell at the market price and may profit by the difference between its cost and the market price so long as the market price per share exceeds the Selling Stockholder’s costs per share.

The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the offering made by the Selling Stockholder.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that it meets the criteria and conform to the requirements of that rule.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates and that there are restrictions on market-making activities by persons engaged in the distribution of the common shares.

We have also advised the Selling Stockholder that if a particular offer of common shares is to be made on terms constituting a material change from the information described in this “Plan of Distribution” section of the Prospectus, then, to the extent required, a prospectus supplement must be distributed setting forth such terms and related information as required.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(d) promulgated under the Securities Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of View Systems, Inc. as of December 31, 2010 and 2009, included herein and elsewhere in this prospectus, have been audited by Robert L. White & Associates, Inc., an independent registered public accounting firm, for the periods and the extent set forth in its report appearing herein and elsewhere in the prospectus. The consolidated financial statements have been included in reliance upon the report of such firm given upon its authority as an expert in auditing and accounting.

Russell C. Weigel, III, P.A. (the “Firm”), has acted as our counsel in connection with this offering, including with respect to opining on the validity of the issuance of the securities offered in this prospectus.   Also, if an underwriter is engaged by the Company in connection with this offering, certain legal matters in connection with this offering will be passed upon for the underwriters by the Firm.

The Firm is a Selling Shareholder named in this prospectus and directly owns the 1,500,000 shares of our common stock offered for sale herein as a Selling Shareholder. The Firm will also be compensated for its fees incurred in the preparation of this prospectus and the related registration statement filed with the SEC. Such compensation is expected to be paid from a portion of the sale proceeds realized by the Company from its offering of Shares herein. However, if sufficient cash is not available, the Company may compensate the Firm in whole or in part with Shares registered in this offering and/or with restricted shares.

DESCRIPTION OF BUSINESS

Corporate History

View Systems was incorporated in Florida on January 25, 1989, as Beneficial Investment Group, Inc. and became active in September 1998 when we began development of our digital video product line and changed the company's name to View Systems, Inc.  Starting in 1999 we expanded our business operations through a series of acquisitions of technologies we use in our digital video recorder technology products and in our concealed weapons technology.

On July 25, 2003, View Systems incorporated View Systems, Inc. as a wholly-owned Nevada corporation for the sole purpose of changing the domicile of the company from Florida to Nevada.  On July 31, 2003, articles of merger were filed with the states of Florida and Nevada to complete the domicile change.

Our Business

View Systems, Inc. develops, produces and markets computer software and hardware systems for security and surveillance applications.  In 1998 digital video recorder technology was our first developed product and we enhanced this product line by developing interfaces with other various technologies, such as facial recognition, access control cards and control devices such as magnetic locks, alarms and other common security devices.  In 2003 we sold this product to various commercial entities including schools, restaurants, night clubs, car washers and car dealers (license plate recognition was incorporated into these types of installations), ranches and gas stations. In these installations we integrated the digital video recorded technology with other electronic devices and we gained knowledge of the security needs of a wide range of businesses.

We expanded our product line in 2002 to include a concealed weapons detection system we call ViewScan.  We have penetrated four major market segments for this product: correctional facilities, courts, probation offices and federal facilities in the Mid-Atlantic States, the West Coast and the South.  In 2003 we added a hazardous material first response wireless video transmitting system to our product line we refer to as Visual First Responder.  The markets for these units are first responder units such as the National Guard, Coast Guard, Army, state law enforcement agencies and fire departments.  Both of these technologies were licensed from the U.S. Department of Energy's Idaho National Engineering Laboratory ("INEL").  Until 2005 we assembled all of our products in-house, but we currently contract with third party manufacturers to manufacture some of  the components of  our products.

Historically, the Company relied upon exclusive technology licensing agreements with federal departments to license and distribute the ViewScan technology.  In anticipation of the expiration of federal licenses, we developed propriety components and made sufficient engineering design changes to the ViewScan product to lower production costs and to accommodate the price points required by competitive pressures. By redesigning the ViewScan, we offset the impact of the expiration of our license agreements and continued to capitalize on the competitive advantage we had in the markets we had entered.  We have a similar strategy for the Visual First Responder, which is now in its third generation.

Products and Services

Our current principal products and services include:

1. ViewScan Concealed Weapons Detection System

ViewScan, which is also sold under the name “Secure Scan”, is a walk-through concealed weapons detector which uses data sensing technology to accurately pinpoint the location, size and number of concealed weapons.   This walk-through portal is controlled by a master processing board and a personal computer based unit which receives magnetic and video information and combines it in a manner that allows the suspected location of the weapon to be stored electronically and referenced.  Because ViewScan does not produce a graphic anatomical display of a scanned person, the Company does not believe that ViewScan is susceptible to privacy concerns raised about certain personnel scanners produced by other companies.

ViewScan products are distributed in three basic configurations; stand-alone units, portable units and integrated door systems.

While electromagnetic induction systems of the type described above have been used for decades as concealed weapons detection systems, they are not without their problems.   For example, such electromagnetic induction systems are generally sensitive to the overall size, i.e., surface area of the object, including its mass.   Consequently, small, compact, but massive objects, such as a small pistol, may not produce a "signature" that is significantly larger than the signature produced by a light weight object of the same or greater size, such as a cell phone or compact camera.   Another problem associated with electromagnetic induction systems is related to the fact that electromagnetic systems are sensitive to electrically conductive objects, regardless of whether they are magnetic or non-magnetic. That is, electromagnetic systems tend to detect non-magnetic objects, such as pocket change, just as easily as magnetic objects, such as weapons. Consequently, electromagnetic systems tend to be prone to false alarms.   In many circumstances, such false alarms need to be resolved by scanning the suspect with a hand-held detector in order to confirm or deny the presence of a dangerous weapon.

ViewScan is designed to overcome the traditional shortcomings of electromagnetic induction scanners.   The ViewScan portal uses an array of advanced magnetic sensors, each with internal digital signal processors.   The sensors communicate with the control unit's software which spatially places identified magnetic anomalies and visually places the location of the potential threat object with a red dot that is superimposed over a real time snapshot image of the person walking through the portal.   Along with the snapshot, a graph displays the sensor data which automatically scales the signal strength of the individual sensors and cross-references them to the video image.   All of this information is brought together on a video screen that displays the image of the person, the location of the weapon(s) and the size of the weapon(s), depending on the intensity of the magnetic signature.   The visual image allows the operator to determine what the object is without the need to conduct a personal search to locate the object and look at it.

The ViewScan system operates faster than ordinary metal detectors and can scan as high as 1,200 persons per hour.  Since the ViewScan technology does not use transmitters to produce electromagnetic induction, it does not pose a problem for pacemakers.   The ViewScan self calibrates and does not need operator intervention or special calibration tools.

In 2004 we introduced the ViewScan product to the venue and stadium market.   In February 2005 we tested the ViewScan at the pre-game venues of the Super Bowl football game in Jacksonville, Florida.   During that installation, the portal scanned up to 3,000 to 4,000 people and at various times throughput ranged from approximately 600 to 1,200 persons per hour.

During 2005 we contracted with the University of Northern Florida to design new sensor boards for the ViewScan product which has allowed us to reduce the installed sensor cost by a factor of four.   The new lower costs allow us to offer price points to the market which compete directly with traditional metal detectors.

In February 2006 we demonstrated a ViewScan product with a precision optical biometric fingerprint terminal.   As expected, the demand for biometric interfaces has increased significantly.   In addition to verifying that an individual is not carrying guns, knives and sometimes cameras, the units can perform multi-modal double and triple identity checks, including: fingerprint, facial, iris, drivers license and employee identification card verification.

Today we sell these units for an average retail price of approximately $9,000 with a one year extended warranty.  We feel the new reduced price points and enhanced interface abilities will allow us to be more competitive, along with the advantages of three to four times the throughput rate, non-contact imaging and permanent visual storage, and a log of all individuals scanned.  We have been making additional cost reductions through economies of scale and larger scale integration by taking advantage of ongoing computer component improvements.

2. Multi-Mission Mobil Video

The Multi-Mission Mobil Video (MMV) is a lightweight, wireless camera system housed in a tough, waterproof body.   The camera system sends back real-time images to a computer or video monitor at the command post located outside the exclusion zone or containment area.   The MMV is able to transmit high quality video in the most difficult environments.   The image is received from the MMV and displayed on a monitor and can be easily recorded using a common camcorder or VCR with video input.   The camera can be completely submerged for fast and easy decontamination.

The MMV also uses an Extension Link which is a separate transmitter and receiving system that increases the operating range of the MMV.   The Extension Link has field-selectable channels to avoid interference at longer distances.   We have also incorporated a video encryption feature that allows first responders to transmit on-scene video to the command post without the data being intercepted by unwanted parties.

The complete MMV is fully deployed by one person in a stand alone configuration in less than 10 minutes.   The system is battery operated and can operate for eight continuous hours using one set of spare camera batteries.   We sell this base product for approximately $9,000 retail, but the cost can be as high as $18,500 depending on additional special features such as the extension link and encryption capabilities.

This new product allows hands-free operation of the unit because it allows the person to wear the unit with a helmet mounted monocle.

3. ViewMaxx Digital Video System

ViewMaxx is a high-resolution, digital video recording and real-time monitoring system. This system can be scaled to meet a specific customer's needs by using anywhere from one camera up to 32 surveillance cameras per each ViewMaxx unit.   The system uses a video capture card recording which translates closed-circuit television analog video data (a format normally used by broadcasters for national television programs) to a computer readable digital format to be stored on direct access digital disk devices rather than the conventional television format of video tape.

ViewMaxx offers programmable recording features that can eliminate the unnecessary storage of non-critical image data.   This ability allows the user to utilize the digital disk storage more efficiently.   The ViewMaxx system can be programmed to satisfy each customer's special requirements, be it coverage which is continuous, or only when events are detected.   For example, it can be programmed to begin recording when motion is detected in a surveillance area, or a smaller field of interest within the surveillance area, and can be programmed to notify the user with an alarm or message.

Viewing of the stored digital images can be performed locally on the computer's video display unit or remotely through the customer's existing telecom systems or data network.   It also uses a multi-mode search tool to quickly play back files with simple point and click operations.   The search mode parameters can be set according to a specific monitoring need, such as: certain times of day, selected areas of interest in the field of view or breaches of limit areas.   These features and abilities avoid the need to review an entire, or many, VCR tapes for a critical event.

Our ViewMaxx products include the following features:

•

Use any and all forms of telecommunications, such as standard telephone lines;

•

Video can be monitored 24 hours a day by a security monitoring center;

•

Local and remote recording, storage and playback for up to 28 days, with optional additional storage capability;

•

The system may be set to automatically review an area in a desired camera sequence;

•

Stores the video game image according to time or a criteria specified by the customer and retrieves the visual data selectively in a manner that the customer considers valuable or desirable;

•

The system may trigger programmed responses to events detected in a surveillance area, such as break-ins or other unauthorized breaches of the secured area;

•

Cameras can be concealed in ordinary home devices such as smoke detectors;

•

The system monitors itself to insure system functionality with alert messages in the event of covert or natural interruption; and

•

Modular expansion system configuration allows the user to purchase add-on components at a later date.

Depending on the features of a particular system the retail price including installation can range from approximately $5,000 up to $50,000.

4. Additional Applications and Integration of ViewScan and ViewMaxx

We also offer integration of other products with ViewScan or ViewMaxx.   Biometric verification is a system for recognizing faces and comparing them to known individuals, such as employees or individuals wanted by law enforcement agencies.   This product can be interfaced with ViewScan and/or ViewMaxx to limit individual access to an area.   ViewScan and/or ViewMaxx can be coupled with magnetic door locks to restrict access to a particular area.   We also offer a central monitoring or video command center for ViewScan or ViewMaxx products.

5.  The MINI

The MINI (Mobile Intelligent Network Informer) is a portable, wireless watchdog communication device that checks for intrusion into uninhabited areas such as foreclosed houses, storage spaces and vacation homes.  The MINI senses motion and sends text messages to a user's cell phone. Property and remote assets may be guarded by this innovative device that requires no plug-in electricity, no physical phone line and no monitoring service. The MINI runs on batteries and one configuration of the system can even send a photo of the intruder to the user's cell phone.  Camera settings can be controlled and changed via SMS commands.

We license the MINI from its manufacturer and act as a distributor.  The Company established a dedicated e-commerce platform for the direct sale of this innovative product, which went online in February 2010.  We are marketing the MINI to large potential users, such as real property managers, as well as retail customers through the www.minicamsim.com website. We have had non-material amounts of revenue from MINI sales thus far, which we attribute to a lack of advertising funds and market awareness.

6. Network Services

View Systems Inc. Network Services group supplies integrated electronic security and control systems for commercial and industrial applications throughout the Mid Atlantic area.

The Network Services group specializes in the installation of complex electronic control systems which typically include access control, parking and vehicular control, closed circuit television surveillance, audio intercommunication, and proprietary alarm monitoring systems in commercial and multi-tenant residential applications. The Network Service's true specialty is the integration of two or more of these subsystems into one complete and easy to operate package with all subsystems being highly integrated and easy to manage.

The installation of fiber optic backbones is a primary focus of Network Services.  Since March 2009 we have been a subcontractor of MasTec North America, Inc. for the installation of fiber optic cable networks.  Using a credit line provided by Lafayette Commercial Bank, in 2009 we spent more than $200,000 to purchase tools and equipment to enhance our fiber optic installation capability. Payment (less a 10% holdback) for our services is expected at 45 days after completion of each project.

We will continue to work with MasTec North America, Inc. on the installation of fiber cable infrastructure, as well as seek video surveillance and access control system design, installation, maintenance and support contracts in our geographical areas of proximity and strength.

7. FiberXpress, Inc.

On July 24, 2009 we entered into an asset purchase agreement to acquire FiberXpress, Inc., a company that sells specialist data network related products through its Internet web site.  The transaction closed on September 15, 2009 with an exchange of stock and the hiring of William Paul Price. The acquisition has not been material to our financial statements.  The FiberXpress acquisition has not resulted in meaningful sales, and we are looking for suitable options.

8. Visisys Ltd .

The status of View Systems’ partnership with Visisys is uncertain.  There were no sales in 2010 from this partnership, and the Company may terminate the relationship in the coming months.

9.   Training and Service Programs

We offer support services for our products which include:

•

On site consulting/planning with customer architect and engineers,

•

Installation and technical support,

•

Training and "Train the Trainer" programs, and

•

Extended service agreements.

Our Market

Our family of products offers government and law enforcement agencies, commercial security professionals, private businesses and residential consumers an enhanced surveillance and detection capacity.  Management has chosen to avoid the air passenger traffic and civilian airport market for metal detection because we believe that a larger market exists in venues such as sporting events, concerts, and race tracks, and schools, courthouses and municipal buildings, and law enforcement agencies.

Our ViewScan products and technology can be used where there is a temporary requirement for real-time weapons detection devices in areas where a permanent installation is cost prohibitive or impractical.  For example, our ViewScan portal could be set up for special events, concerts, and conventions.  Our systems may reduce the need for a large guard force and can provide improved pedestrian traffic flow into an event because individuals can be scanned quickly and false alarms are reduced.

A primary market for our ViewScan portal is federal and state government courthouses, county and municipal buildings, and correctional facilities.  We have installed our ViewScan weapons detection products in a variety of court house situations.

The MMV product's market includes National Guard units and first response agencies such as fire, police, SWAT, and homeland security response teams.

The MINI is an easy to use, simple and convenient personal security monitoring device that can be purchased by individuals through an independent website, potentially through retail electronics stores, or through  commercial installers of  self-contained or centrally monitored security systems.  However, at this time we do not have retail agreements in place.  Using our technology, individuals could run their own perimeter and interior surveillance systems from their own home computer.  Real-time action at home can be monitored remotely through a modem and the Internet.  There is also the capability to make real-time monitors wireless.  An additional advantage of our technology is that it allows for the storage of information on the home computer and does not require a VCR.  This capability may reduce the expense and time of the home installation and may make installation affordable for a majority of homeowners.

Network Services fiber installation activities have positioned the Company to exploit at the regional level the widespread national demand for high speed optical fiber data networks by both businesses and consumers.  Increasing acceptance of security video surveillance suggests that there may be a demand for professional installations that we may profit from. Certainly the Company has seen a significant increase in inquiries about the design, installation and maintenance of such systems.

The association with Visisys and its market-leading ‘recognition’ software suites seems to be  an excellent fit with customer requirements for such features, not only on ViewScan products, but also for the Company’s Network Services projects.

Manufacturing

We manufacture the ViewScan portal and the ViewMaxx internally at our facilities in Baltimore, Maryland. Our third party manufacturers create several of the hardware components in our systems and we assemble our systems by combining other commercially available hardware and software together with our proprietary software.  We hold licenses for software components that are integrated into our proprietary software and installed in our systems.  We believe that we can continue to obtain components for our systems at reasonable prices from a variety of sources.  Although we have developed certain proprietary hardware components for use in our products and purchased some components from single source suppliers, we believe similar components can be obtained from alternative suppliers without significant delay.

Sales and Distribution

We are constantly seeking to extend our United States domestic network of manufacturing representatives and dealers for the sale and distribution of our products. We are looking for security consultants, specifiers and distributors of security and surveillance equipment that sell directly to schools, courthouses, and government and commercial buildings.

We use mailings and telephone calls to contact potential representatives in a geographical area with the intent to arrange a demonstration of our products to these persons.  We attend region specific trade shows such as sheriff's conventions, court administrators meetings, civil support team and state police shows.  Then we demonstrate or give trial offers in the area until a sale is completed.  Once we have completed a sale in a specific market area, then we expand that market by contacting correctional facilities, courthouses and other municipal buildings.  We ship our products to the customer and each product has an unconditional 30 day warranty, during which time the product can be returned for a complete refund.

We have ongoing reseller arrangements with small- and medium-sized domestic and international resellers.  Our reseller agreements grant a non-exclusive right to the reseller to purchase our products at a discount from the list price and then sell them to others.  These agreements are generally for a term of one year and automatically renew for successive one-year terms unless terminated by notice or in the event of breach.

We also have experienced international interest from security related resellers and system integrators. Previously, we had chosen not to pursue international markets, but in 2010 we secured a sales agent in The People’s Republic of China (for the Chinese market) and in the United Arab Emirates (for the Middle East).  Both of these agents have secured significant orders for our ViewScan product, to date 22 units for China and 124 units for the Middle East and the Sub-continent.  We have decided that our business can be better served with agent relations and established distribution partners that have local presence and can distribute support and train users for all our products more widely and efficiently than can be achieved from the United States.

Marketing of the MINI is viral through use of Internet search engine optimization.  We shall be undertaking further targeted marketing campaigns for the MINI.

Backlog

As of December 31, 2010, we had a backlog of $265,000 of firm ViewScan purchase orders.  We measure backlog as orders for which a purchase order or contract has been signed or a verbal commitment for order or delivery has been made, but which has not yet been shipped and for which revenues have not been recognized.  We typically ship our products weeks or months after receiving an order.  However, we are attempting to shorten this lead time to several weeks.

Also, product shipments may require more lead-time and may be delayed for a variety of reasons beyond our control, including additional time necessary to conduct product inspections prior to shipping, design or specification changes by the customer, the customer's need to prepare an installation site, and delays caused by other contractors on the project.  We have a back log because we do not hold unsold units in inventory.

Major Customers

At present sales to state correctional facilities account for more than 50% of our revenues although recently we have received RFPs from schools and police departments.  In addition, in 2010 our distributor in the United Arab Emirates has ordered 80 units of ViewScans, and we have delivered to date 19 units.  We are attempting to fund the manufacture of the remaining units.  In 2010, a Chinese customer ordered 50 units, and to date 22 units have been delivered.

Competition

The markets for our products are extremely competitive. Competitors include a broad range of companies that develop and market products for the identification and video surveillance markets. In the weapons detection market, we compete with Ranger Security Scanners, Inc. and Garrett Electronics, Inc. in the United States, and an Italian company, CEIA SpA, which has the most sophisticated electromagnetic induction product. In the video surveillance market we compete with numerous VCR suppliers and digital recording suppliers, including, Sensormatic Corporation, NICE Systems, Ltd., and Integral Systems.

Trademark, Licenses and Intellectual Property

Certain features of our products and documentation are proprietary and we rely on a combination of patent, contract, copyright, trademark and trade secret laws and other measures to protect our proprietary information.  We limit access to, and distribution of, our software, documentation and other proprietary information.  As part of our confidentiality procedures, we generally enter into confidentiality and invention assignment agreements with our employees and mutual non-disclosure agreements with our manufacturing representatives, dealers and systems integrators.  Notwithstanding such actions, a court considering these provisions may determine not to enforce such provisions or only partially enforce such provisions.

The ViewScan concealed weapons detection technology involves sensing technology and data acquisition/analysis software subsystems that have patents pending or issued to the U. S. Department of Energy.  We have not renewed our license, with the INEL to commercialize, manufacture and market the concealed weapons detection technology.   View Systems has not filed for patents and has found that the expense and difficulty of patenting this product would be financially prohibitive.

Governmental ownership of the patents is advantageous to us; however, the costs have outweighed the benefits. We have not received improvements, the promised funding or support from our government licensors. We have, however, paid money and spent time to advance the technologies.  We have obtained software licensing agreements for software operating systems components, fingerprint identification capabilities to possibly integrate into our proprietary software, and commercially available operating systems software to integrate into our proprietary product software.

Because the software and firmware (software imbedded in hardware) are in a state of continuous development, we have not filed applications to register the copyrights for these items.  However, under law, copyright vests upon creation of our software and firmware.  Registration is not a prerequisite for the acquisition of copyright rights.  We take steps to insure that notices are placed on these items to indicate that they are copyright protected.  The copyright protection for our software extends for the 20-year statutory period from the date of first "publication," distribution of copies to the general public, or from the date of creation, whichever occurs first.

We provide software to end-users under non-exclusive "shrink-wrap" licenses, which are automatic licenses executed once the package is opened.  This type of license has a perpetual term and is generally nontransferable.  Although we do not generally make source code available to end-users, we may, from time to time, enter into source code escrow agreements with certain customers. We have also obtained licenses for certain software from third parties for incorporation into our products.

Research and Development

We outsource improvements or changes when requested by customers and warranted financially.  For the years ended December 31, 2009 and December 31, 2010, we have spent approximately $15,000 and $20,000, respectively, on research and development.

Regulatory Environment

We are not subject to government regulation in the manufacture of our products or the components in our products. However, our products are subject to certain government restrictions on sales to "unfriendly" countries and countries designated as adversarial, which may limit our sales to the international market.  In addition, our resellers and end users may be subject to numerous regulations that stem from surveillance activities.  We also benefit from the recent "made in America" trade laws where non-United States manufactures must secure waivers in order to sell security and surveillance products to United States domestic end-users.

Security and surveillance systems, including cameras, raise privacy issues and our products involve both video and audio, and added features for facial identification.  The regulations regarding the recording and storage of this data are uncertain and evolving.  For example, under the Federal wiretapping statute, the audio portion of our surveillance systems may not record a person's conversations without his or her consent.  Further, there are state and federal laws associated with recording video in non-public places.

Employees

As of the date of this Prospectus, the Company employed approximately 7 persons, including 1 sales executive, and 3 office personnel which include 2 customer service engineers.  2 persons are part-time and we also contract with 5 independent contractors who devote a majority of their work to a variety of our projects.  Our employees are not presently covered by any collective bargaining agreement.  Our relations with our employees are good, and we have not experienced any work stoppages by our employees.

DESCRIPTION OF PROPERTY

The Company leases 3,600 sq. ft. of office and warehouse space at 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland, under a three-year noncancellable operating lease which expired in October 2008. A renewal of the lease expired on August 31, 2010, and the Company renewed the lease for one year commencing September 1, 2010 and expiring August 31, 2011.  The base rent had been $3,047 per month with an annual rent escalator of 3%.  Under the current renewal the monthly lease payment is $3,077.

LEGAL PROCEEDINGS

As of the date of this Prospectus we are not a party to any material legal proceedings and are not aware of any pending or threatened litigation.

PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock has been quoted on the OTCBB under the symbol "VYST.OB" up to October 2008 and from October 17, 2008 under the symbol “VSYM.OB”. The following table sets forth the high and low bid information of the Company's common stock for the periods indicated. The source of the following information is www.finance.yahoo.com.

OTC Bulletin Board (1)

As of the most recent practicable date, March 21, 2011:	$ 0.01	$ 0.01

FISCAL YEAR ENDED DECEMBER 31, 2010:
Fourth Quarter	$ 0.02	$ 0.01(2)
Third Quarter	$ 0.03	$ 0.01
Second Quarter	$ 0.06	$ 0.01
First Quarter	$ 0.12	$ 0.04

FISCAL YEAR ENDED DECEMBER 31, 2009:
Fourth Quarter	$ 0.11	$ 0.01
Third Quarter	$ 0.03	$ 0.02
Second Quarter	$ 0.05	$ 0.01
First Quarter	$ 0.20	$ 0.02
FISCAL YEAR ENDED DECEMBER 31, 2008:
Fourth Quarter	$ 1.20	$ 0.02
Third Quarter	$ 1.44	$ 0.24
Second Quarter	$ 0.04	$ 0.01
First Quarter	$ 0.04	$ 0.02

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)	Actual lowest daily price is believed to be $0.006 per share, but sub-penny historical price information is not available for our common stock on www.finance.yahoo.com.

Shareholders of Record

As of December 31, 2010, there were approximately 273 holders of record of our common stock, not including holders who hold their shares in street name.

Dividends

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our Shares on the expectation of future dividends.

Transfer of Share Certificates

Our stock transfer agent is Standard Registrar and Transfer Co., which is located at 12528 South 1840 East, Draper, Utah 84020.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	50,000,000(1)	-	50,000,000(2)
Equity compensation plans not approved by security holders	-	-	-
Total	50,000,000	-	50,000,000

(1)

Represents shares reserved for the Company’s 2010 Equity Incentive Plan.

(2)

Represents shares reserved for the Company’s 2010 Service Provider Stock Compensation Plan.

General Information About the 2010 Equity Incentive Plan

The 2010 Equity Incentive Plan (“EIP”)  is intended to attract, motivate, and retain employees of the Company, consultants who provide significant services to the Company, and members of the Board of Directors of the Company who are not employees of the Company.  The EIP is designed to further the growth and financial success of the Company by aligning the interests of the participants, through the ownership of stock and through other incentives, with the interests of the Company’s stockholders.

Benefits under the 2010 EIP. As defined under the 2010 EIP, the Board may grant any one or a combination of Incentive Stock Options (within meaning of the Code), Non-Qualified Stock Options, Restricted Stock, as well as Performance Awards (collectively, “Awards”).

Administration of the 2010 Equity Incentive Plan. The EIP will be administered by the Board of Directors. If it chooses, the Board may delegate its authority to a Compensation Committee to be appointed by the Board (the “Committee”), which Committee may be comprised of two or more “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain limitations in the 2010 EIP, the Board establishes the terms and conditions of awards granted under the 2010 EIP, interprets the 2010 EIP and all awards under the 2010 EIP, and administers the 2010 EIP.

Eligible Participants under the 2010 EIP. Except for Incentive Stock Options which may only be granted to Employees of the Company, Awards under the 2010 EIP may be granted to Employees, Directors, and Consultants of the Company (as such terms are defined in the 2010 EIP) who are designated by the Board. No employee may receive Awards under this 2010 EIP in any given year which, singly or in the aggregate, cover more than 150,000 shares of the Company’s Common Stock.

Shares Available under the 2010 EIP. The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2010 EIP shall not exceed 50,000,000 shares. If there is a stock split, stock dividend or other relevant change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding Awards made before such event. If shares under an Award are not issued or transferred, those shares would again be available for inclusion in future Award grants.

 Awards Under the 2010 EIP

Stock Options. The Board may grant options qualifying as incentive stock options under the Code and nonqualified stock options. The term of an option shall be fixed by the Board, but shall not exceed ten years. In the case of death of the holder of the option or upon the termination, removal or resignation of the option holder for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2010 EIP), an option may be extended for up to 12 months depending on the circumstances. The option price shall not be less than the fair market value of the Common Stock on the date of grant. In the case of an award of Incentive Options to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation as those terms are defined in the Code, the option price shall not be less than 110% of the fair market value of the Common Stock on the date of grant and the option term shall not exceed five years from date of grant. Payment of the option price may be by cash or, with the consent of the Board, by tender of shares of Common Stock having an equivalent fair market value or delivery of shares of Common Stock for which the option is being exercised to a broker for sale on behalf of the option holder. With respect to Incentive Options, the aggregate fair market value of shares of Common Stock for which one or more options granted may for the first time become exercisable during any calendar year shall not exceed $100,000.

Restricted Stock. The Board may also award shares of Restricted Stock. The shares will be issued as restricted stock within the meaning of Rule 144 of the Securities Act of 1933, as amended. Such grant would set forth the terms and conditions of the award, including the imposition of a vesting schedule during which the grantee must remain in the employ of the Company in order to retain the shares under grant. If the grantee’s employment terminates during the period, the grant would terminate and the grantee would be required to return any unvested shares to the Company. However, the Board may provide complete or partial exceptions to this requirement as it deems equitable. Unless an Award specifically provides otherwise, any shares not otherwise vested shall vest upon the death, disability, termination, removal or resignation of the grantee for any reason other than for cause within one year of the occurrence of a Change of Control (as that term is defined in the 2010 EIP). The grantee cannot dispose of the shares prior to the expiration of forfeiture restrictions set forth in the grant. During this period, however, the grantee would be entitled to vote the shares and, at the discretion of the Board, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

Performance Awards. The Board may grant Performance Units or Performance Shares in consideration of services performed or to be performed, under which payment may be made in shares of the Common Stock, a combination of shares and cash, or cash if the performance of the Company or any subsidiary or affiliate of the Company selected by the Board meets certain goals established by the Board during an award period. The Board would determine the goals, the length of an award period and the minimum performance required before a payment would be made. In order to receive payment, a grantee must remain in the employ of the Company until the completion of, and settlement under, the award period, except that the Board may provide complete or partial exceptions to that requirement as it deems equitable.

Other Stock or Performance-Based Awards. The Board also may grant shares of Common Stock or performance based Awards on the terms and conditions it determines in its discretion, as well as other rights not an Award otherwise described in the 2010 EIP but is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash as are deemed by the Board to be consistent with the purposes of the 2010 EIP. Such other stock or performance-based Awards may be in addition to, or in lieu of, cash or other compensation due the grantee.

Other Information about the 2010 EIP

The 2010 EIP will terminate in 2020 unless terminated earlier by our Board or extended by our Board with the approval of the stockholders.

Our Board may amend, suspend or terminate the 2010 EIP at any time, but such amendment, suspension or termination shall not adversely affect any Award then outstanding without the participant’s consent. Any amendment that would constitute a “material amendment” of the 2010 EIP (as determined by the Board, in its sole discretion, subject to the rules and regulations of the OTCBB, if any, governing the use of such term in the context of an employee benefit plan), as amended, shall be subject to stockholder approval. Likewise, if the Exchange Act requires the Company to obtain stockholder approval, then such approval will be sought.

Unless approved by stockholders or as specifically otherwise required by the 2010 EIP (for example, in the case of a stock split), no adjustments or reduction of the exercise price of any outstanding incentive may be made in the event of a decline in stock price, either by reducing the exercise price of outstanding incentives or by canceling outstanding incentives in connection with re-granting incentives at a lower price to the same individual.

Awards may be exercised only by the Employee, Director, or Consultant to whom they are granted and are generally not assignable or transferable except for limited circumstances upon a grantee’s death, or pursuant to rules that may be adopted by the Board. The Board may establish rules and procedures to permit a grantee to defer recognition of income or gain for incentives under the 2010 EIP.

It is anticipated that all members of the Board of Directors will participate in the 2010 EIP.  Although the 2010 EIP has been approved, the Board of Directors has not contracted with the Company to implement the 2010 EIP into effect.

Amendments, Termination, Alteration or Suspension of the plan will impair the rights of any participant, only if mutually agreed to, in writing and signed by the participant and the Company.

General Information about the 2010 Service Provider Stock Compensation Plan

The Company’s 2010 Service Provider Stock Compensation Plan (“SCP”) is intended to promote the interests of the Company and its subsidiaries by offering those officers, directors, employees and consultants or advisors of the Company or any subsidiary who assist in the development and success of the business of the Company or any subsidiary, the opportunity to be compensated for their services in the form of Company stock in lieu of payment in cash.

Benefits of the 2010 SCP. The 2010 SCP is registered with the SEC pursuant to the Securities Act.  Therefore, all eligible recipients accepting awards of stock for services under the SCP will receive registered stock.  Payment for services in the form of registered stock is beneficial to the Company because it preserves its cash while enabling it the possibility of receiving valuable services from service providers.  Not all service providers are expected to accept payment in Company stock.  Those service providers that accept payment for services in Company Common Stock may liquidate the stock at any time at market price provided there is sufficient volume in the stock at time of sale.  Usual investment risks in our Common Stock would apply to the stock issued pursuant to the SCP.

Administration of the 2010 SCP. The 2010 SCP initially will be administered by the Board of Directors. If it chooses, the Board may delegate its authority to a Board-appointed committee comprised of two or more “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended, for general administration of the SCP.  The Board may also delegate its authority to a committee comprised of inside directors to administrate the SCP for non-executive officers and other service providers. The Board or the respective committees establish the terms and conditions of awards granted under the 2010 SCP, interpret the 2010 SCP and all awards under the 2010 SCP, and administer the 2010 SCP.

Eligible Participants under the 2010 SCP. Awards under the 2010 SCP may be granted to employees, officers, or directors of the Company or its affiliates, and/or to consultants or advisers currently providing bona fide services to the Company or its affiliates (“Service Providers”). Awards may be made under the SCP only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Service Provider because the nature of the services that the Service Provider is providing to the Company is consistent with the instructions governing the use of Form S-8, including the SEC interpretive Releases pertaining to Form S-8, then in effect.  No Award under the Plan may be made for services provided in connection with the offer or sale of securities in a capital-raising transaction or for services that directly or indirectly promote or maintain a market for the Company’s securities.

Shares Available under the 2010 SCP. The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the 2010 SCP shall not exceed 50,000,000 shares. The number of shares of Stock reserved for the SCP shall be adjusted proportionally to reflect, subject to any required action by stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.  Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the SCP and will not reduce the number of shares available under the SCP, subject to applicable stock exchange requirements.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.  If shares covered by an Award are forfeited or expire, or terminates without delivery of any stock subject thereto, those shares would again be available for inclusion in future Award grants.

Other Information about the 2010 SCP The 2010 SCP will terminate automatically in 2020 unless terminated earlier by our Board or extended by our Board with the approval of the stockholders.

Our Board may amend, suspend or terminate the 2010 SCP at any time as to any shares of Common Stock as to which awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange requirements.

Information Relating to Outstanding Shares

As of March 21, 2011, there were 102,440,492 shares of our common stock issued and outstanding and 89,647 shares of our preferred stock issued and outstanding.  Except for 50,000,000 shares reserved under our 2010 Equity Incentive Plan, we have not reserved any other shares for issuance upon exercise of common stock purchase warrants or stock options.

Of the issued and outstanding common shares, approximately 95,373,672 shares of our common stock (46,948,427 of which are owned by officers, directors and principal stock holders) have been held a period in excess of six months and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act.

Unless covered by an effective registration statement, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144.  In general, Rule 144 permits our shareholders who have beneficially-owned restricted shares of common stock for at least six months to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock.  Furthermore, if such shares are held for at least six months by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

CAPITALIZATION

The table below sets forth our capitalization as of December 31, 2010, on an actual basis and on a pro forma, as adjusted basis, to give effect to, the issuance of 50,000,000 Shares (the maximum number that may be sold by us in this Offering), 25,000,000 Shares (50% of the Shares offered) and 5,000,000 Shares (10% of the Shares offered) at a hypothetical Offering price of $0.02 per Share and after deducting estimated Offering expenses of approximately $30,073.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, beginning on page 31 of this prospectus and our consolidated financial statements and the related notes beginning on page 42 of this prospectus.

	December 31, 2010 Actual	Assuming All Shares are Sold
Stockholders Equity
Preferred Stock, $.01 par value -
Authorized 10,000,000 shares, Issued and Outstanding 89,647	$896	$896
Common Stock, $.001 par value -
Authorized 950,000,000 shares, Issued and Outstanding 97,410,189	97,410	97,410
Additional Paid in Capital	22,538,400	22,538,400
Assuming all 50,000,000 shares are sold		50,000
Paid in Capital from Offering		919,927
Retained Earnings (Deficit)	(22,837,787)	(22,837,787)
Total Capitalization	$(201,081)	$768,846

	December 31, 2010 Actual	Assuming 50% of Shares are Sold
Stockholders Equity
Preferred Stock, $.01 par value -
Authorized 10,000,000 shares, Issued and Outstanding 89,647	$896	$896
Common Stock, $.001 par value -
Authorized 950,000,000 shares, Issued and Outstanding 97,410,189	97,410	97,410
Additional Paid in Capital	22,538,400	22,538,400
Assuming 50% of shares (25,000,000) are sold		25,000
Paid in Capital from Offering		444,927
Retained Earnings (Deficit)	(22,837,787)	(22,837,787)
Total Capitalization	$(201,081)	$268,846

	December 31, 2010 Actual	Assuming 10% of Shares are Sold
Stockholders Equity
Preferred Stock, $.01 par value -
Authorized 10,000,000 shares, Issued and Outstanding 89,647	$896	$896
Common Stock, $.001 par value -
Authorized 950,000,000 shares, Issued and Outstanding 97,410,189	97,410	97,410
Additional Paid in Capital	22,538,400	22,538,400
Assuming 10% of shares (5,000,000) are sold		5,000
Paid in Capital from Offering		64,927
Retained Earnings (Deficit)	(22,837,787)	(22,837,787)
Total Capitalization	$(201,081)	$(131,154)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following analysis of our consolidated financial condition and results of operations for the years ended December 31, 2010 and 2009 should be read in conjunction with the Consolidated Financial Statements and other information presented elsewhere in this annual report.

Overview

Management believes that heightened attention to personal threats, potential large scale destruction and theft of property in the United States along with spending by the United States government on Homeland Security will continue to drive growth in the market for security products.

Our current product lines are related to visual surveillance, intrusion detection and physical security.  In February 2010 we introduced a new product that we call the MINI (Mobile Intelligent Network Informer).  We have received multiple inquires about the need for such a device during 2008 and have invested engineering resources to create a working device.  In the fall of 2009 we discovered a device in China that fit our specifications closely so we decided to enter the market with that device instead of continuing to spend our own engineering dollars. We commenced Internet sales efforts of the MINI as a distributor in February 2010.  The Company had a net of seventeen sales in 2010.

During 2009, the Company secured significant international sales opportunities for ViewScan in China and the Middle East through our respective local agents.   However, no sales have occurred in China in 2010, and we have been unable to fill orders from the Middle East due to personnel issues in our product assembly locations.  We will continue to work closely with our overseas agents to assist them in securing new orders and to resolve our product assembly issues.  In addition we will seek new agents for as yet untapped markets for ViewScan and our range of security technologies.

We have been approached by certain entities that would make use of our public structure and/or our net tax loss carry-forward of approximately $21,800,978.   However, it is our intention to continue to execute our current business plan until such time, if ever, that we conclude that an acquisition or merger will lead to greater value for our principals and shareholders. We have not entered into definite agreements or decisions about any business combination opportunities.  However, we continue to explore potential merger and acquisition options.

Fiber optic contract installations peaked for 2010 in the summer months.  This market is seasonal and is anticipated to slow in the fall and winter months.

Our strategy for 2011 for ViewScan will be to extend our sales and service provisions. To increase sales we offer demonstrations of our products to potential customers in specific geographical areas and at region - specific trade shows, such as sheriff’s conventions, court administrators’ meetings, civil support team, state police and dealer shows.   When a demonstration results in a sale of one of our products, then we attempt to expand that market by contacting other potential customers in the area, such as, correctional facilities, courthouses and other municipal buildings.

In the short term, management plans to raise funds through sales of our common stock for fulfillment (manufacturing, packaging and shipment), which will set the stage for future orders becoming self funding.   Then the next phase of our business plan will be to raise additional funds through common stock offerings to provide working capital to finance several acquisitions and the integration of new technologies and businesses. We anticipate registering in the fourth quarter of 2010 sufficient shares of our common stock to raise at least $1,000,000.00. (As of the date of this annual report, our registration statement filed on Form S-1 has not been declared effective by the SEC). We also intend to continue to strengthen our balance sheet by paying off debt either through exchange of equity for cancellation of debt obligations or the payment of debt obligations with cash.

When possible we have conserved our cash by paying employees, consultants, and independent contractors with our common stock.  As of March 2010, our outstanding equity compensation and equity incentive plans established in 1999 and 2000 had expired by their terms.  We implemented two new plans in April and June 2010, respectively.  On April 2, 2010, by majority shareholder consent, the Company adopted its 2010 Equity Incentive Plan.  Reserved for equity issuances under the Equity Incentive Plan are 50,000,000 shares of our common stock.  On June 1, 2010, by majority shareholder consent, the Company adopted its 2010 Service Provider Stock Compensation Plan.  Reserved for equity issuances under the Service Provider Stock Compensation Plan are 50,000,000 shares of our common stock.  On July 21, 2010, the Company registered the Common Stock issuable under the 2010 Equity Incentive Plan and the 2010 Service Provider Stock Compensation Plan.  A total of 100,000,000 shares are reserved for issuances under the two plans.

We intend to use the proceeds from this registered offering to: (1) facilitate product fulfillment (manufacturing, packaging and shipment), which we anticipate will enable future orders to be self funding; (2) provide working capital to finance corporate acquisitions and the integration of new technologies; and (3) retire debt through cash payment or the exchange of debt obligations with payment in Common Stock registered in this offering.

Results of Operations

The following discussions are based on the consolidated financial statements of View Systems and its subsidiaries. These charts and discussions summarize our financial statements for the years ended December 31, 2010 and 2009 and should be read in conjunction with the financial statements, and notes thereto, included with this report  beginning on page 42.

SUMMARY COMPARISON OF OPERATING RESULTS
	Year ended December 31,
	2010	2009(*)
Revenues, net	$ 768,026	$ 631,757
Cost of sales	223,298	310,833
Gross profit (loss)	544,728	320,924
Total operating expenses	1,029,809	1,819,468
Loss from operations	(485,081)	(1,498,544)
Total other income (expense)	(28,272)	(61,468)
Net income (loss)	(513,353)	(1,560,012)
Net income (loss) per share	$ (0.01)	$ (0.04)

Revenue is considered earned when the product is shipped to the customer.  The concealed weapons detection system and the digital video system each require installation and training.  Training is a revenue source separate and apart from the sale of the product.  In those cases revenue is recognized at the completion of the installation and training.

The following chart provides a breakdown of our sales in 2010 and 2009.

	Dec. 31, 2010	Dec. 31, 2009
Totals per financial statements	$ 768,012	$ 631,757
ViewScan	311,882	231,698
Surveillance Package	107,752	0
Fiber-optic installation	91,118	0
Service, installation, training, etc	257,260	400,059
	$ 768,012	$ 631,757

We have experienced an increase in sales of our products which resulted in an increase in revenues for the year ended December 31, 2010 compared to the year ended December 31, 2009.   Some of this is attributable to summer seasonal revenue from our Network Services division, which was in a startup phase in 2009, but overall we have had more product sales in 2010 than in 2009. We are cautiously optimistic that revenues will continue to trend slightly upward in 2011 as the general economic situation in the world improves.

Our backlog at December 31, 2010, was $265,000.  The delay between the time of the purchase order and shipping of the product results in a delay of recognition of the revenue from the sale.  This delay in recognition of revenues will continue as part of our results of operations.  We measure backlog as orders for which a purchase order or contract has been signed or a verbal commitment for order or delivery has been made, but which has not yet been shipped and for which revenues have not been recognized.  We typically ship our products weeks or months after receiving an order.  However, we are attempting to shorten this lead time to several weeks.

Also, product shipments may require more lead-time and may be delayed for a variety of reasons beyond our control, including additional time necessary to conduct product inspections prior to shipping, design or specification changes by the customer, the customer's need to prepare an installation site, and delays caused by other contractors on the project.  We have a back log because we do not hold unsold units in inventory.

Cost of sales include costs of products sold and shipping costs and were approximately 29% of net revenues for 2010 as compared to cost of sales of  49% of net revenues from 2009, a decrease of 20%.

For 2010 total operating expense decreased $789,659, a decrease of 43%, as compared to 2009.  Net Income (Loss) was ($513,353) in 2010, and ($1,560,012) in 2009, an improvement of $1,046,659.

Inflation has not been a significant factor in our either our price points nor in the cost of product sold.  The sales cycles are long and cross budget and annual review boundaries.  The approval for purchase process is affected by both federal funds being available and state decisions interacting with local needs and review of safety and homeland security committees comprised of sheriffs, police, fire and SWAT teams.  We have not found elasticity in price affecting decision for purchase or approval.

Liquidity and Capital Resources

We have incurred losses for the past two fiscal years and had a net loss of $513,353 at December 31, 2010. We had insufficient funds to deliver our backlog in the last half of 2010.  Our revenues from several product sales have been increasing and some others decreasing but are not sufficient to cover our all of our operating expenses.  Our auditors have expressed substantial doubt that we can continue as a going concern.

Historically, we have relied on revenues, debt financing and sales of our common stock to satisfy our cash requirements. For the year ended December 31, 2010, we received cash from revenues of $768,026, loans from shareholders of $6,934, and proceeds from notes payable of $50,000.  For the year ended December 31, 2009, we received cash from revenues of $631,757, loans from shareholders of $68,630, a line of credit for $200,000, and proceeds from notes payable of $50,000.  We have incurred losses for the past two fiscal years and had a net loss of $513,353 at December 31, 2010 as compared with a net loss of $1,560,012 for the year ended December 31, 2009.  Our revenues from several product sales have been increasing and some others decreasing but are not sufficient to cover all of our operating expenses. We will also continue to rely on the issuance of our common stock to pay for services and debt when cash is unavailable.  Management anticipates that we will continue to issue shares for services in the short term.

For the year ended December 31, 2010, we used a net amount of $51,821 of cash to finance our day to day operating activities.  We used $0.00 of our cash to purchase fixed assets.  We experienced a net reduction in cash from financing activities of $10,649 which consisted of repayment of $57,958 under a line of credit, and repayments of debt in the amount of $9,625, which was offset by additional loans from stockholders in the amount of $6,934, and proceeds from notes payable of $50,000.  This resulted in an overall net decrease in cash of $62,470.

For the year ended December 31, 2009, we used $217,926 of cash to finance our day to day operating activities.  We used $28,652 of our cash to purchase fixed assets which was offset by receipt of $80 from related parties.  We generated $315,534 from financing activities which consisted of additional loans from stockholders in the amount of $68,630, a line of credit for $200,000, and proceeds from notes payable of $50,000, less repayments of debt in the amount of $3,096.  This resulted in a net overall increase in cash of $69,036.

Management intends to finance our 2011 operations primarily with the revenue from product sales and any cash short falls will be addressed through equity financing, if available.  Management expects revenues will continue to increase but not to the point of profitability in the short term.  We will need to continue to raise additional capital, both internally and externally, to cover cash shortfalls and to compete in our markets.  At our current revenue levels management believes we will require an additional $1,200,000 during the next 12 months to satisfy our cash requirements of approximately $100,000 per month.

These operating costs include cost of sales, general and administrative expenses, salaries and benefits and professional fees related to contracting engineers.  We have insufficient financing commitments in place to meet our expected cash requirements for 2011, and we cannot assure you that we will be able to obtain financing on favorable terms.  If we cannot obtain financing to fund our operations in 2011, then we may be required to reduce our expenses and scale back our operations.

We anticipate that when this registration of securities becomes effective it will enable the Company to fund growth and acquisitions during the coming year.   Without it, Management intends to finance our 2011 operations primarily with the revenue from product sales and any cash short falls will be addressed through equity or debt financing, if available.  Management expects revenues will continue to increase but not to the point of profitability in the short term.  We will need to continue to raise additional capital, both internally and externally, to cover cash shortfalls and to compete in our markets.  At our current revenue levels management believes we will require an additional $1,000,000 in equity financing during the next 12 months to satisfy our cash requirements of approximately $100,000 per month for operations and to facilitate our business plan.

We have re-audited our financial statements for the year ended December 31, 2009 as a result of the Securities and Exchange Commission’s notification to us that we may not rely on the opinion of our prior auditor for that year. The re-audited financial statements are included in this prospectus.

Commitments and Contingent Liabilities

The Company leases 3,600 sq. ft. of office and warehouse space at 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland, under a three-year non-cancellable operating lease which expired in October 2008. A renewal of the lease expired on August 31, 2010, and the Company renewed the lease for one year commencing September 1, 2010 and expiring August 31, 2011.  The base rent had been $3,047 per month with an annual rent escalator of 3%.  Under the current renewal the monthly lease payment is $3,077.

Our total current liabilities decreased to $1,351,275 at December 31, 2010 compared to $1,914,708 at December 31, 2009.  Our current total liabilities at December 31, 2010 included accounts payable of $383,695, accrued expenses of $151,839, accrued interest of $46,363, accrued royalties of $225,000, loans from shareholders of $127,461, notes payable (short term) of $374,764, and deferred revenue of $42,153.

Our total current liabilities at December 31, 2009 included accounts payable of $486,979, accrued expenses of $71,912, accrued interest of $170,518, accrued royalties of $225,000, loans from shareholder of $193,027, notes payable of $637,719, and deferred revenue of $129,553.

As of December 31, 2010, our short and long term notes payable consist of the following:

•

We have an unsecured convertible loan from former director William D. Smith in the principal amount of $116,000.  The holder of the note has been receiving interest payments irregularly in the form of cash and common stock.  The principal amount currently outstanding is $116,000.

•

We have a bank line of credit arranged for and secured by our Director Dr. Bagnoli in the amount of $200,000 of which the outstanding balance is $142,042.  Interest is payable monthly at 7% per annum and the loan is due during 2011.  The line of credit was used to purchase inventory and equipment for our fiber optics business.

•

We have two vehicles financed in 2009 through Chase Auto Finance in the principal amounts of $18,682, and $21,190 respectively.  Combined payments are $1,003 per month which includes interest at 5.34%.  The loans are for 60 months with the final payments due in July 2014.

•

We are in default of a September 18, 2009 demand loan payable to an investor which was due December 17, 2009 in the amount of $50,000.  Interest has accrued at 5% per month since December 17, 2009. The loan is secured by the Company’s accounts receivable.

•

We have a convertible promissory note in the amount of $50,000 payable on December 31, 2010 with interest at 8% per annum. The loan is convertible into 5,005,562 shares of common stock.  During 2010, we issued 2,066,820 shares which paid for accrued interest and principal of $13,000. The balance due at December 31, 2010 was $37,000.

•

A loan of $100,000 was due in full on November 1, 2007 with interest at 7%.  The holder of this note has demanded payment and has chosen to convert to equity.  In February 2010, agreement was reached with the holder of the loan due on November 1, 2007. The Holder agreed to accept 3,500,000 common shares in payment, which he will liquidate to realize the principal sum of $100,000 plus associated costs and fees. The total due under this loan at the date of settlement in January 2010 was $163,366.27. Should the holder not realize $163,366.27 from the sale of 3,500,000 shares, then he will be granted additional shares to resolve any shortfall, provided his sales have been in good faith.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Estimates of particular significance in our financial statements include annual tests for impairment of our licenses.  These estimates could likely be materially different if events beyond our control, such as changes in government regulations that affect the usefulness of our licenses or the introduction of new technologies that compete directly with our licensed technologies affect the value of our licenses.

We first determine the value of the license using a projected cash-flow analysis to determine the present value of cash flows.  The test is done using assumptions as to various scenarios of increases and decreases in the revenue stream and applying a discount rate of 6%.  If the value achieved under these various methods is less than the carrying value of the assets then it is considered that an impairment has occurred and the asset’s carrying value is adjusted to reflect the impairment.

Management also makes estimates on the useful life of our licenses based on the following criteria:

●

Whether other assets or group of assets are related to the useful life of the licenses,

●

Whether any legal, regulatory or contractual provisions will limit the use of the assets,

●

We evaluate the cost of maintaining the license,

●

We consider the possible effects of obsolescence, and

●

Whether there is maintenance or any other costs associated with the license.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table includes the names and positions held of our executive officers and directors who served during the years ended December 31, 2009 and/or December 31, 2010 and their current ages:

NAME	AGE	POSITION	DIRECTOR SINCE
Gunther Than	63	Chief Executive Officer, Treasurer and Director	1998

Michael L. Bagnoli	55	Corp. Secretary and Director	1999

Martin Maassen	68	Director	1999

Michael Burton-Prateley(1)	48	Director and Chief Financial Officer	(2009-2010)

William Paul Price	62	Director and Vice President of Network Services	2009

(1) Resigned in April 2010.

Gunther Than, Director, Treasurer and Chief Executive Officer. Gunther Than was appointed Treasurer in July 2003 and has served as our Chief Executive Officer since September 1998. He served as our President from September 1998 to May 2003 and had served intermittently as Chairman of the Board from September 1998 to September 2003. Mr. Than was the founder, President and CEO of Real View Systems, Inc., a company that developed compression technology and computer equipment. Real View Systems was acquired by View Systems in 1998.  Between March 2010 and December 2010, Mr. Than also served as an officer and director of Kalahari Greentech, Inc., a development stage manufacturer and distributor of solar power and wind energy electrical products, to which Mr. Than devoted less than 10 hours per week of his time.  Mr. Than is a graduate of the University of Wisconsin.

Michael L. Bagnoli, Secretary and Director. Mr. Bagnoli became a Director in May 1999 and was appointed Secretary in June 2004. He holds degrees as a medical doctor and a dental specialist. Since 1988 he has practiced dentistry in the specialty area of oral and masiofacial surgery for a physician group in Lafayette, Indiana. In his practice he introduced arthroscopy surgery along with the full scope of arthroplastic and total joint reconstruction. Mr. Bagnoli was founder, CEO and president of a successful medical products company, Biotek, Inc., which was sold in 1994.

Martin Maassen, Director. Mr. Maassen became a Director in May 1999.  He formerly served as our Chairman of the Board from April 2000 to September 2002. From September 1995 to the present he is a staff physician at Lafayette Emergency Care, P.C. located in Lafayette, Indiana. He is board-certified in internal medicine and emergency medicine and has served as a staff physician in the emergency departments of Jackson County, Deaconess, Union and St. Elizabeth hospitals located in Indiana. In addition to practicing medicine, he maintains an expertise in computer technologies and their medical applications.

William Paul Price, Director and Vice President of Network Services.  Mr. Price became a Director on December 6, 2009.  From April 1982 to February 2009, Mr. Price owned and served as the President of Electra-Tech, Inc.  Electra-Tech, Inc. sold products on behalf of manufacturers of fiber optic cables, connectivity products, ethernet switches, media converters and other electronic equipment.  Electra-Tech, Inc. operated in the Maryland, District of Columbia, and Virginia area.  Mr. Price also formed FiberXpress, Inc. in October 2000, operated it through its acquisition by View Systems, Inc. in September 2009, and continues to operate FiberXpress, Inc. as a subsidiary of View Systems, Inc.  FiberXpress, Inc. is an internet-based business that sells fiber and copper connectivity equipment.

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons has been involved in any of the legal proceedings required to be disclosed in Item 401 of Regulation S-K, during the past five years.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Management has been compensated entirely in accrued salary, common stock, and reimbursement of fuel expense during the fiscal years ended December 31, 2010 and 2009.  The cash value of Mr. Gunther Than’s compensation was determined in negotiations with directors Drs. Maassen and Bagnoli and was determined based upon an informal survey of human resource firms as to the compensation awarded to chief executives in companies with similar revenues.  Likewise, the cash value of Messrs. Burton-Prateley’s and Price’s respective compensation was determined in negotiations with Mr. Than that were ratified by Drs. Maassen and Bagnoli.  The Company’s limited revenues have prevented its executive, Mr. Than, from receiving payment in cash for compensation for services. Mr. Than accrued $120,000 in salary for 2010 and 2009 and received $256,250 as the cash value of restricted stock received in 2009.

The Company paid compensation to each of the directors and executive officers in the following amounts during fiscal year 2010:

Name	Salary	Position

Gunther Than†	$0	As Chairman of the Board, Director
	$120,000	As Chief Executive Officer and Treasurer

Martin Maassen	$0	As Director

Michael Bagnoli	$0	As Director
	$0	As Secretary

Michael Burton-Prateley	$0	As Director
	$0	As Chief Financial Officer

William Paul Price	$0	As Director
	$28,678	As Vice President of Network Services ††

†     Mr. Than is also reimbursed for his motor vehicle fuel expense.

††   The Company does not consider Mr. Price to be an executive officer.

SUMMARY COMPENSATION TABLE‡

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Gunther Than†	2010	$120,000		$ 0					$ 120,000
(Principal Chief Executive	2009	120,000		256,250					476,250
Officer, President
and Director)

Michael Bagnoli	2010	0							0
(Secretary and	2009	0							0
Director)

Martin Maassen	2010	0							0
(Director)	2009	0							0

Michael Burton-Prateley	2010	0		0					0
(Chief Financial	2009	0		100,000					100,000
Officer and Director)(1)

William Paul Price	2010	28,678		15,000					43,678
(Vice President of	2009	0		100,000					100,000
Network Services
and Director) ††

†   Mr. Than also receives reimbursement of motor fuel expense.

††   The Company does not consider Mr. Price to be an executive officer, but he is included in this table because he is the only other management level employee.

‡   No director has been compensated for services as a director.

(1)  Resigned in April 2010.

Payroll is accrued payable to Mr. Than at the rate of $10,000 per month.  Therefore his annual rate of pay is $120,000.  In addition, during the year ended December 31, 2009, Mr. Than was issued 10,000,000 shares of restricted common stock as compensation.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Mr. Than is the only executive officer of the Company, and he has a written employment agreement.  Mr. Than’s current employment agreement was ratified as of December 1, 2009.  This agreement supersedes Mr. Than’s prior written employment agreement dated January 1, 2003.  Mr. Than’s salary has been accrued as has his entitlement to partial compensation in common stock.

The following is a summary of the pertinent parts of Mr. Than’s Employment Agreement:

•

The Company will pay Mr. Than a base salary of $10,000.00 per month, subject to increase, but not decrease (unless the parties mutually agree), as determined by the Company’s Board of Directors or by a committee of the Company’s Board of Directors;

•

Mr. Than shall also be entitled to an incentive bonus, to be determined by the Board of Directors, as well as Options to purchase the Company’s Common Stock;

•

Mr. Than shall also be entitled to per annum payment of at least 600,000 shares of Common Stock in exchange for the non-compete provision included in the Employment Agreement;

•

In the event of the involuntary termination of Mr. Than’s service with us, without cause, the Agreement provides that Mr. Than shall be paid a salary and bonus equivalent to his salary and bonus of the year prior to his termination, for a period of three years; and

•

Either party may terminate the Agreement upon at least ninety (90) days notice.  In the event Mr. Than elects to terminate the Agreement, the Company, at its discretion may relieve him of all duties and immediately terminate the Agreement, provided however, that the Company shall pay Executive the compensation he has earned until the termination date included in Mr. Than’s original termination notice.

Outstanding Equity Awards

No officer of the Company had any outstanding equity awards granted at December 31, 2008, 2009, or 2010.

Issuance of Common Stock

The Company authorized in December 2009 and  issued in January 2010: (1) 5,000,0000 shares of Common Stock, par value $0.001 per share, to Gunther Than as payment for deferred compensation and bonus for 2009 under the terms of his Executive Employment Agreement with the Company; (2) 5,000,000 shares of Common Stock, par value $0.001 per share, to Martin Maassen as inducement to continue to fund the working capital needs of the Company; and 5,000,0000 shares of Common Stock, par value $0.001 per share, each to Michael Burton-Prateley and William Paul Price as bonus compensation  (but not as director service compensation) upon their respective appointments to the board of directors.

In February 2010 the Company issued 500,000 restricted shares of Common Stock, par value $0.001 per share, to William Paul Price as performance based consulting compensation earned pursuant to his February 2009 consulting contract with the Company.

Directors Compensation

No director of the Company received compensation for services rendered in any capacity to the Company during the fiscal years ended December 31, 2007, 2008, 2009, and 2010.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director.  Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.  During the last fiscal year, Mr. Gunther Than, an executive officer, participated in our board of directors’ deliberations concerning executive officer compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables set forth information as of March 21, 2011 regarding the beneficial ownership of our common stock, (a) each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) each director known to hold common stock; (c) the Company's chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 102,440,492 shares of common stock outstanding as of March 21, 2011.

		NUMBER OF SHARES	PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY	BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED	OWNED

Michael L. Bagnoli	Common	15,009,000 (1)	14.7%
40 Redwood Court
Lafayette, Indiana 47905

Martin Maassen	Common	11,210,624 (2)	10.9%
1340 Fawn Ridge Drive
West Lafayette, Indiana 47906

Gunther Than	Common	10,032,302	9.8%
1550 Caton Center Drive, Suite E	Preferred	89,647	100%
Baltimore, Maryland 21227

William Paul Price	Common	5,696,501	5.6%
1550 Caton Center Drive, Suite E
Baltimore, Maryland 21227

Michael Burton-Prateley(3)	Common	5,000,000	4.9%
951 Fell St., Apt. 601
Baltimore, Maryland 21231

All Directors and officers	Common	41,948,427	40.9%
as a group	Preferred	89,647	100%

(1) Represents 5,007,625 common shares held by Mr. Bagnoli, 500 common shares held by his spouse and 875 common shares held by a trust.

(2) Represents 11,210,624 common shares held by Mr. Maassen and his spouse and 829,375 common shares held by his spouse.

(3) Resigned in April 2010. Share ownership excluded from “all directors and officers” beneficial ownership calculation.

The above table reflects share ownership as of the most recent date.  Each share of common stock has one vote per share on all matters submitted to a vote of our shareholders.  Each share of Series A preferred stock has the equivalent of fifteen votes per share of common stock and is entitled to vote on all matters.  Accordingly, Mr. Than’s preferred stock has the voting rights of, and is convertible into, 1,344,705 common shares in addition to his ownership and voting rights to 10,032,302 common shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTORS, AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE.

The Company does not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons.  The Company historically has sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with management and the Company and often provide better terms and conditions than we can obtain from unassociated sources. Also, the Company is so small that having specific policies or procedures of this type would be unworkable.

In order for the Company to meet its financial obligations, the Company’s President, Gunther Than, loans the Company funds on occasion and is repaid when funds are available.  During 2006 and 2005 Mr. Than advanced to the Company a total of $0 and $64,000, respectively.  The Company did not repay these advances during 2006 or 2005 so the balance due to Mr. Than remains at $64,000.

In October 2007, former director William D. Smith made an unsecured loan of $116,000 with interest at 12% per year.  The amount currently outstanding is $116,000.

Mr. Burton-Prateley also received a total of 3,500,000 shares of Company common stock in May 2009 as partial payment for consulting services rendered to the Company between 2006 to approximately January 2009.  The shares were sold prior to Mr. Burton-Prateley’s December 2009 appointment as an officer of the Company.

William Paul Price received 500,000 shares of Company common stock in September 2009 as non-officer salary and also received 1,000,000 shares of Company common stock in exchange for his interest in FiberXpress, Inc., a company acquired by View Systems, Inc. in September 2009.  Mr. Price sold 493,498 shares prior to his December 2009 appointment as an officer of the Company.

Director Independence

Our board of directors currently consists of four members. Two of our directors, Messrs. Than and Price, are officers  and employees of the Company and are therefore not independent.  Our other two directors, Messrs. Maassen and Bagnoli, from time to time assist the Company by making loans or finding others to make loans to the Company.  Each of them also own more than 10% of the Company’s Common Stock.  Although we have no specific definition or policy of what an independent director is, we do not believe that any of our directors can be considered independent.  We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act of 1933 would be permitted for actions taken in good faith by directors, officers, and employees pursuant to various provisions contained in our articles of incorporation, as amended and restated, and/or by our Bylaws, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the disclosure and reporting requirements of the Exchange Act and file annual, quarterly, and current event reports, and other information with the SEC. We do not routinely deliver copies to stockholders of our annual reports to our shareholders.  You can read our SEC filings, including our annual reports and our audited financial statements and the registration statement, over the Internet at the SEC’s website at http://www.sec.gov.  The SEC’s web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS SCHEDULES

VIEW SYSTEMS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

C O N T E N T S

Robert L. White & Associates, Inc.

Certified Public Accountants

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

1000 Ohio Pike, Suite 5

Phone (513) 943-1040

Cincinnati, Ohio 45245

Fax (513) 943-7760

CORRECTED
Report of Independent Registered Public Accounting Firm
(THE ORIGINAL REPORT HAD AN INCORRECT REPORT DATE OF MARCH 7, 2010)

To the Board of Directors

View Systems, Inc.

Baltimore, Maryland

We have audited the accompanying consolidated balance sheets of View Systems, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above presented fairly, in all material respects, the financial position of View Systems, Inc. and subsidiaries as of December 31, 2010 and 2009, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $22,837,787 at December 31, 2010. Additionally, for the year ended December 31, 2010, the Company had a net loss of $513,353. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Robert L. White & Associates, Inc.

Robert L. White & Associates, Inc.

March 7, 2011

View Systems, Inc. and Subsidiaries Consolidated Balance Sheets

	DEC 31, 2010	DEC 31, 2009

ASSETS
Current Assets
Cash	$8,334	$70,804
Accounts receivable (net of allowance of $1,000)	78,449	251,581
Inventory	2,724	7,792
Total Current Assets	89,507	330,177

Property and equipment (net)	65,774	95,948

Other Assets
Licenses	787,186	892,144
Due from affiliates	-	147,507
Intellectual Property	147,507	-
Investment	67,500	67,500
Deposits	2,872	7,528
Total Other Assets	1,005,065	1,114,679

Total Assets	$1,160,346	$1,540,804

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$383,695	$486,979
Accrued expenses	151,839	71,912
Accrued interest	46,363	170,518
Accrued royalties	225,000	225,000
Loans from shareholders	127,461	193,027
Notes payable	374,764	637,719
Deferred revenue	42,153	129,553
Total Current Liabilities	1,351,275	1,914,708

Long-term Debt
Note payable	10,152	39,872
Total Liabilities	1,361,427	1,954,580

Stockholders' Equity (Deficit):
Preferred stock, authorized 10,000,000 shares, $.01 par value, issued and outstanding 89,647	896	896
Common stock, authorized 950,000,000 shares, $.001 par value; issued and outstanding 97,410,189, and 79,442,369 at December 31, 2010 and 2009, respectively	97,410	79,442
Additional paid in capital	22,538,400	21,830,320
Retained earnings (deficit)	(22,837,787)	(22,324,434)

Total Stockholders' Equity (Deficit)	(201,081)	(413,776)

Total Liabilities and Stockholders' Equity	$1,160,346	$1,540,804

The accompanying notes are an integral part of these consolidated financial statements

View Systems, Inc. and Subsidiaries Consolidated Statements of Operations
	YEAR ENDED DEC 31, 2010	YEAR ENDED DEC 31 2009

Revenues, Net	$768,026	$631,757

Cost of Sales	223,298	310,833

Gross Profit	544,728	320,924

Operating Expenses
Business development
General and administrative	515,214	407,377
Professional fees	228,934	830,552
Bad Debts	15,748	18,370
Salaries and benefits	269,913	563,169

Total Operating Expenses	1,029,809	1,819,468

Net Operating Income (Loss)	(485,081)	(1,498,544)

Other Income(Expense)
Gain from renegotiated debt	42,502	-
Interest expense	(70,774)	(61,468)

Total Other Income(Expense)	(28,272)	(61,468)

Net Income (Loss)	$(513,353)	$(1,560,012)

Net Income (Loss) Per Share	$(0.01)	$(0.04)

Weighted Average Shares Outstanding	88,885,437	40,285,009

The accompanying notes are an integral part of these consolidated financial statements

View Systems, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity (Deficit)
					Additional	Retained
	Preferred		Common		Paid-in	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)

Balance, December 31, 2008	89,647	$896	17,175,222	$17,175	$20,460,829	$(20,764,422)

January - March 2009 - shares issued for services,
accounts payable and notes payable	--	--	13,536,000	13,536	527,489	--

April - June 2009 - shares issued for services,
accounts payable and notes payable	--	--	18,100,000	18,100	327,500	--

April - June 2009 - shares issued as an investment
in stock of another company (non subsidiary)	--	--	5,000,000	5,000	62,500	--

July-September 2009 – shares issued for services,
Interest expense and notes payable	--	--	5,631,147	5,631	72,002	--

October - December 2009 - shares issued for services	--	--	20,000,000	20,000	380,000	--

Net loss for the year ended December 31, 2009	--	--	--	--	--	(1,560,012)

Balance, December 31, 2009	89,647	896	79,442,369	79,442	21,830,320	(22,324,434)

January – March 2010 – shares issued for services,
notes payable and accrued interest	--	--	14,461,000	14,461	492,592	--

April-June 2010-reversal of shares issued in error	--	--	(10,000,000)	(10,000)	(290,000)	--

July – September 2010 – shares issued for services,
notes payable, accounts payable and accrued interest	--	--	10,440,000	10,440	448,672	--

Reclassified proceeds from prior year stock issuances	--	--	--	--	32,500	--

October-December 2010 – shares issued for services,
notes payable and accrued interest	--	--	3,066,820	3,067	24,316	--

Net loss for the year ended December 31, 2010	--	--	--	--	--	(513,353)

Balance, December 31, 2010	89,647	$896	97,410,189	$97,410	$22,538,400	$(22,837,787)

The accompanying notes are an integral part of these consolidated financial statements

View Systems, Inc. and Subsidiaries Consolidated Statements of Cash Flows
	YEAR ENDED DEC 31, 2010	YEAR ENDED DEC 31 2009
Statement of Cash Flows
Cash Flows from Operating Activities:
Net Income (Loss)	$(513,353)	$(1,560,012)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operations:
Depreciation and amortization	128,099	116,945
Common stock issued in payment of services	113,292	1,014,781
Bad Debts	15,748	18,370
Gain from renegotiated debt	(42,502)	--
Interest Expense Paid with Stock	4,085	--
Loss from sale of fixed assets	4,996	--
Proceeds from sale of fixed assets	2,036	--
(Increase) decrease in operating assets
Accounts receivable	157,384	(181,220)
Inventories	5,068	38,807
Other assets	4,656	--
Increase (decrease) in operating liabilities
Accounts payable	25,175	114,592
Accrued expenses	130,895	90,258
Deferred revenue	(87,400)	129,553
Net Cash Provided (Used) by Operating Activities	(51,821)	(217,926)

Cash Flows from Investing Activities:
Additions to Fixed Assets	--	(28,652)
Advances (to)/ receipt from Related Party	--	80
Net Cash Used In Investing Activities	--	(28,572)

Cash Flows from Financing Activities:
Funds Advanced from Stockholders	6,934	68,630
Loans received (repaid) under a line of credit	(57,958)	200,000
Proceeds from Notes Payable	50,000	50,000
Principal Reductions on Equipment Notes Payable	(9,625)	(3,096)
Net Cash Provided by (Used in) Financing Activities	(10,649)	315,534

Increase (decrease) in Cash	(62,470)	69,036
Cash and Cash Equivalents at Beginning of Period	70,804	1,768
Cash and Cash Equivalents at End of Period	$8,334	$70,804

Supplemental Cash Flow Information
Cash paid for interest	15,016	14,473
Cash paid for income taxes	--	--
Non Cash Investing and Financing Activities:
Notes payable paid down with common stock	275,092	231,000
Accrued interest paid with common stock	175,123	--
Vehicle purchase financed with note payable	--	52,594
Loans from shareholders repaid with common stock	40,000	16,656
Accounts payables paid with common stock	85,955	132,250
Vehicle purchased with common stock	--	7,813
Investment made with common stock	--	67,500

The accompanying notes are an integral part of these consolidated financial statements

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

View Systems, Inc. (the “Company”) designs and develops computer software and hardware used in conjunction with surveillance capabilities.  The technology utilizes the compression and decompression of digital inputs.  In March 2002, the Company acquired Milestone Technology, Inc., which has developed a concealed weapons detection portal.  In July 2009, the Company acquired FiberXpress, Inc., which is a company that specializes in equipment and components for the fiber optic and communication cable industries. FiberExpress, Inc. has not had a material effect on the Company’s financial statements other than to expense the shares issued in exchange for its acquisition.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Milestone Technology, Inc.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from the estimates that were used.

Accounts Receivable

Accounts receivable consists of amounts due from customers.  Management periodically reviews the open accounts and makes a determination as to the ultimate collectability of each account.  Once it is determined that collection is in doubt the account is written off as a bad debt.  In order to provide for accounts that may become uncollectible in the future, the Company has established an allowance for doubtful accounts.  The balance of the allowance for doubtful accounts is based on management’s judgment and the Company’s prior experience with managing accounts receivable.

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company has three main products, namely the concealed weapons detection system, the visual first responder system and the Viewmaxx digital video system.  In all cases revenue is considered earned when the product is shipped to the customer.  The concealed weapons system and the digital video system each require installation and training.  The customer can engage us for installation and training, which is a revenue source separate and apart from the sale of the product.  In those cases revenue is recognized at the completion of the installation and training.  However, the customer can also self-install or can engage another firm to provide installation and training.  Each product has an unconditional 30 day warranty, during which time the product can be returned for a complete refund.  Prior to the issuance of financial statements management reviews any returns subsequent to the end of the accounting period which are from sales recognized during the accounting period, and makes appropriate adjustments as necessary.  Product prices are fixed or determinable and products are only shipped when collectability is reasonably assured.

During 2009 the Company began to engage in the business of installing fiber optics lines in multi-family housing as a subcontractor of Mastec, Inc.  Revenue is recognized at the completion of a job and after Mastec, Inc. has approved the installation as complete.

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined by the last-in-first-out method (LIFO).  All inventory as of December 31, 2010 and 2009 consisted of unassembled parts of products.

Property and Equipment

Property and equipment is recorded at cost and depreciated over their useful lives, using the straight-line and accelerated depreciation methods.  Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the results of operations.  The useful lives of property and equipment for purposes of computing depreciation are as follows:

Equipment

5-7 years

Software tools                                         3 years

Repairs and maintenance charges which do not increase the useful lives of assets are charged to operations as incurred.  Depreciation expense for the periods ended December 31, 2010 and 2009 amounted to $23,141 and $11,985, respectively.

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Intangible Assets – Licenses and Intellectual Property

In connection with the acquisition on Milestone, the Company received, among other things, various licenses to use software that had been developed by INEEL (Idaho National Engineering and Environmental Laboratory).  In addition to the right to use this software, the Company also acquired, as a part of the Milestone purchase, various technical manuals, drawings, plans for hardware design and systems configuration and corporate expertise which, in total, comprised the intellectual property which is a significant element of the current secure scan system.   Milestone transferred the licenses to View Systems, Inc., and in November 2003, two separate licenses were signed in the name of View Systems with Bechtel BWXT Idaho, LLC (BBWI).

BBWI is the management and operating contractor of the INEEL under its Contract No. DE-AC07-99ID13727 (“M&O Contract”) and has the authorization, right and ability to grant the license of the Agreement.  The licenses allow View Systems to commercially develop, manufacture, use, sell and distribute processes and products embodying the U.S. Patent No. 6.150.810 “Method for Detecting the Presence of a Ferromagnetic Object Using Maximum and Minimum Magnetic Field Data”, and U.S. Patent Application S/N 10/623,372, “Communication Systems, Camera Devices, and Communication Methods”.

The valuation of the intellectual property in total consists of the cost of acquiring Milestone, that is, the difference of the cost paid for the entity vs. the value of the underlying assets and liabilities which was determined to be $1,626,854.  The cost is being amortized on a straight line basis over the remaining useful lives of the underlying patents, which at the date of the purchase was 15.5 years.  Amortization expense for the periods ended December 31, 2010 and 2009 was $104,958 and $104,958, respectively.  Consistent with SFAS No. 142, the intellectual property was also analyzed to determine if any impairment existed at December 31, 2010 and 2009.  It was determined to be not impaired. See also Note 4 below for additional information about Milestone Technology, Inc.

By at least 2006, the Company had fundamentally advanced the technologies beyond the relevance of the Milestone Technologies, Inc. licenses. In 2010 the Company determined that it was not strategic to reveal in a patent application the blue prints to its technology enhancements nor was it economically feasible to patent its technologies based upon current sales volumes.

Income Taxes

Deferred income taxes are recorded under the assets and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences, measured by enacted tax rates, attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the rate change becomes effective.  Valuation allowances are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

Research and Development

Research and development costs are expensed as incurred.

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

1.

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Advertising

Advertising costs are charged to operations as incurred.  Advertising costs for the periods ended December 31, 2010 and 2009 were $25,862 and $19,737.

Nonmonetary Transactions

Nonmonetary transactions are accounted for in accordance with Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions” which requires the transfer or distribution of a nonmonetary asset or liability to be based generally, on the fair value of the asset or liability that is received or surrendered, whichever is more clearly evident.

Financial Instruments

For most financial instruments, including cash, accounts receivable, accounts payable and accruals, management believes that the carrying amount approximates fair value, as the majority of these instruments are short-term in nature.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss available to common stockholder by the weighted average number of common shares outstanding.  Diluted net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares and dilutive potential common share equivalents then outstanding.  Potential common shares consist of shares issuable upon the exercise of stock options and warrants in addition to shares that may be issued in the event that convertible debt is exchanged for shares of common stock.  The calculation of the net loss per share available to common stockholders for the periods ended December 31, 2010 and 2009 does not include potential shares of common stock equivalents, as their impact would be antidilutive.  The following reconciles amounts reported in the financial statements:

	Income	Shares	Per-share
	(Numerator)	(Denominator)	Amount

Year ended December 31, 2010

Income (loss) from continuing operations which is the
amount that is available to common stockholders	$(513,353)	88,885,437	$(0.01)

Year ended December 31, 2009

Income (loss) from continuing operations which is the
amount that is available to common stockholders	$(1,560,012)	40,285,009	$(0.09)

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

2.

GOING CONCERN

The Company has incurred and continues to incur, losses from operations.  For the periods ended December 31, 2010 and 2009, the Company incurred net losses of $513,353 and $1,560,012, respectively.  In addition, certain notes payable have come due and the note holders are demanding payment. Our retained deficit was $22,837,787 at December 31, 2010.  We do not have financing commitments in place to meet expected cash requirements for the next twelve months.

We are unable to fund our day-to-day operations through revenues alone, and management believes we will incur operating losses for the near future while we expand our sales channels. While we have expanded our product line and expect to establish new sales channels, we may be unable to increase revenues to the point that we attain and are able to maintain profitability. As a result we rely on private financing to cover cash shortfalls.

As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficit at December 31, 2009. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal years ended December 31, 2010, and December 31, 2009 that expressed substantial doubt regarding our ability to continue as a going concern.

Management is very actively working to cure these situations.  It has implemented major plans to for the future growth and development of the Company.  Management is in the process of renegotiating more favorable repayment terms on some of the notes payable and the Company anticipates that these negotiations will result in extended payment plans.  The Company is also seeking investors for bridge capital until it has a larger source of capital.  In addition, during 2010 and 2009, the Company implemented marketing and information strategies to increase public awareness of its products and thereby sales.  It has re-established its international markets which it believes will be a source for sales growth in the very near future.  It also was able to reduce the per unit cost of manufacturing its products.  Additionally, the Company has increased the efficiency of its processes and focused its development efforts on products that appear to have greater sales potential, and management is actively seeking out mergers and acquisitions which would be beneficial to the future growth of the Company.

We also have a registration of securities pending with the U.S. Securities & Exchange Commission, which, when it becomes effective, will enable the Company to fund growth and acquisitions during the coming year.  Without it, Management intends to finance our 2010 operations primarily with the revenue from product sales and any cash short falls will be addressed through equity or debt financing, if available.  Management expects revenues will continue to increase but not to the point of profitability in the short term.  We will need to continue to raise additional capital, both internally and externally, to cover cash shortfalls and to compete in our markets.  At our current revenue levels management believes we will require an additional $1,000,000 in equity financing during the next 12 months to satisfy our cash requirements of approximately $100,000 per month for operations and to facilitate our business plan.  These operating costs include cost of sales, general and administrative expenses, salaries and benefits and professional fees related to contracting engineers.  We have insufficient financing commitments in place to meet our expected cash requirements for 2010 and we cannot assure you that we will be able to obtain financing on favorable terms.  If we cannot obtain financing to fund our operations in 2010, then we may be required to reduce our expenses and scale back our operations.

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

3.

NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.  The Company has reviewed the recently issued pronouncements and concluded that there are no new accounting standards are applicable to the Company.

4.

 BUSINESS COMBINATION

The Company purchased 100% of the common stock of Milestone Technology, Inc., effective March 25, 2002.  The purchase was accomplished in two transactions.  The Company acquired 6% of Milestone in December 2001 in exchange for 500,000 shares of the Company’s common stock.  In March 2002, the Company acquired the remaining 94% of Milestone for 3,300,000 share of the Company’s common stock.  Based on the market value of the Company’s common stock ($0.55 per share in December and $0.31 per share in March) the total cost of the acquisition was $1,298,000.

Milestone Technology, Inc. is a developer of concealed weapons detections systems.  Its primary product is a walk-through detector that uses advanced magnetic technology to accurately pinpoint the location, size, and numbers of concealed weapons.  See also Note 1 above under “Intangible Assets – Licenses and Intellectual Property” for additional information.

 5.

DUE FROM AFFILIATED ENTITIES

The Company has advanced non-interest bearing funds of $147,507 as of December 31, 2010  and $147,587 as of December 31, 2009 to a related corporation, The Fight Zone, Inc., (formerly Geoscopix, Inc.), which at one time was controlled by the Chief Executive Officer of the Company.  During 2010 that control was lost due to the restructuring of The Fight Zone, Inc. During periods prior to the emergence of The Fight Zone, Inc. that company, which was then known as Geoscopix, Inc. had been developing a three dimensionally lensed camera system which was titled as The Gator.  The Gator had promising potential industrial applications particularly in the construction industry.

The Fight Zone, Inc. is no longer capable of repaying the debt to the Company in cash however, in settlement of the debt; it has deeded the intellectual property known as The Gator to View Systems, Inc.   View Systems, Inc. plans to continue the development of the product and to bring it to market as soon as possible.  Accordingly the asset which was formerly reflected as the receivable from The Fight Zone, Inc. has been replaced and reclassified as intellectual property.

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

 6.

NOTES PAYABLE

Notes payable as of December 31, 2010 and 2009 consists of the following:

	2010	2009

Investor/stockholder Group

During 2006 the Company negotiated a loan arrangement with a group of investors, directly including Active Stealth, Inc., Starr Consulting, Inc., and KCS Referral Service, LLC, and indirectly including YT2K, Inc. and MBA Investors, Ltd., who invested through Active Stealth, Inc., to loan a specific amount to the Company which, once the total amounts loaned reached a certain amount, the loans would be converted into shares of common stock. Since the threshold was never achieved, the conversion option was terminated and the loans became due on demand with interest at 8% per annum.  The collective debt was settled in 2010 for 4,500,000 shares of common stock. We also determined that no debt was owed to KCS Referral Service, LLC, an initial subscriber to the debt, because no funds were tendered by KCS Referral Service, LLC. (See also the Subscription Agreement in Exhibit 4.2 incorporated by reference herein).

	$ 0	$ 162,092

Stockholder An unsecured loan from a stockholder/former director which is payable on demand with interest at 12%.	116,000	116,000

Stockholder An unsecured loan from a stockholder which was due in full on November 1, 2007 with interest at 15%. The note is convertible into shares of common stock at the option of lender at the rate of $6.00 per share of common stock. If converted in full this amounts to 16,667 shares. This debt was settled in 2010 for 3,500,000 shares of common stock.	0	100,000

Lafayette Community Bank A short term line of credit loan secured by a stockholder/director, payable in five monthly installments of $6,175 commencing December 25, 2009 with a balloon payment in the amount $175,630 due in March 2011. Interest accrues monthly at 7% per annum.	142,042	200,000

Investor Demand loan payable with interest at 5% per month. The loan is secured by the Company’s accounts receivable.	50,000	50,000

Investor Convertible promissory note payable on December 31, 2010 with interest at 8% per annum. Upon meeting certain provisions the note can be converted to 2,938,742 shares of common stock.	37,000	0

Chase Equipment loans to finance the purchases of two trucks, payable monthly in installments of $1,003, which include interest at 5.34% per annum.	39,873	49,497
TOTAL	$ 384,915	$ 677,589

Principal payments for the next five years are as follows:
2011	$ 357,679
2012	10,708
2013	11,294
2014	5,231

TOTAL	$ 384,915

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

7.

INCOME TAXES

For income tax purposes the Company has net operating loss carry forwards of $21,856,026 as of December 31, 2010 that may be used to offset future taxable income.  In the instance of future corporate acquisitions, the net operating losses may be used to offset the future taxable income of a qualifying subsidiary corporation which meets IRS regulations governing such situations.  The losses have accumulated since 1998 and they will start to expire in 2018.

The components of the net deferred tax asset as of December 31, 2010 are as follows:
Effect of net operating loss carry forward	9,179,531
Less evaluation allowance	(9,179,531)
Net deferred tax asset	-

            The components of income tax expense (benefit) are as follows:

	Period ended
	December 31,	December 31,
	2010	2009
Net loss per financial statements which approximates
net loss per income tax returns	$(513,353)	$(1,560,012)
Income tax expense (benefit) applying prevailing
Federal and state income tax rates	(215,608)	(655,205)
Less valuation allowance	215,608	655,205

Net income tax expense (benefit)	$-	$-

 Net income tax benefit is not recognized at this time because there is no reasonable expectation that the benefit will be realized in the future.

8

PREFERRED STOCK

In July 2005 the Company issued 7,171,725 shares of Series A Preferred Stock in payment of services.  The issuance had been previously authorized by the Board of Directors.  Each share of Series A Preferred Stock has a liquidation preference, in the event of liquidation of the corporation, of $0.01 per share before any payment or distribution is made to the holders of common stock.  Effective in 2010 the Series A Preferred can be converted into common stock in the ratio of 15:1.  Each share is entitled to fifteen votes and shall be entitled to vote on any matters brought to a vote on the common stock shareholder.

During 2008 the Board of Directors approved a reverse split of the stock in which one new share of preferred stock was issued in exchange for each 80 shares of stock outstanding.  Accordingly, the total issued of preferred stock was adjusted from 7,171,725 shares to 89,647 shares.  The par value and the total authorized shares did not change.

9.

OPERATING LEASE

The Company leases 3,600 sq. ft. of office and warehouse space at 1550 Caton Center Drive, Suites D and E, Baltimore, Maryland, under a three-year noncancellable operating lease which expired in October 2008. A renewal of the lease expired on August 31, 2010, and the Company renewed the lease for one year commencing September 1, 2010 and expiring August 31, 2011.  The base rent had been $3,047 per month with an annual rent escalator of 3%.  Under the current renewal the monthly lease payment is $3,077.  Rent expense was $47,789 and $47,461 for the periods ended December 31, 2010 and 2009, respectively.

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

10.

STOCK BASED COMPENSATION

During the periods ended December 31, 2010 and 2009 the Company granted restricted stock to independent contractors and consultants.

Restricted Stock Grants

Our 1999 Restricted Share Plan terminated automatically pursuant to the terms of its agreement on March 1, 2009.

Our 2000 Restricted Share Plan terminated automatically pursuant to the terms of its agreement on March 15, 2010.

On April 2, 2010 the Company adopted its 2010 Equity Incentive Plan.  Reserved for equity issuances under the Equity Incentive Plan are 50,000,000 shares of our common stock.  No equity issuances have been made from the 2010 Equity Incentive Plan.

On June 1, 2010 the Company adopted its 2010 Service Provider Stock Compensation Plan.  Reserved for equity issuances under the Service Provider Stock Compensation Plan are 50,000,000 shares of our common stock.  No equity issuances were made during the reporting period from the 2010 Service Provider Stock Compensation Plan.

During 2010 and 2009, the Company issued the following compensatory shares outside of its existing Stock Option and Restricted Share Plans at the discretion of the Board of Directors:

	2010		2009
	Number of	Expense	Number of	Expense
	Shares	Recognized	Shares	Recognized
Officers and employees	500,000	$ 15,000	35,305,500	$ 744,681

Independent contractors and consultants	5,889,507	143,792	9,230,000	270,100

Total	6,389,507	$ 158,792	44,535,500	$ 1,014,781

Independent contractors and consultants’ expense was based on the estimated value of services rendered or the value of the common stock issued, if more appropriate.

Stock Options and Warrants

Our 1999 Employee Stock Option Plan terminated automatically pursuant to the terms of its agreement on March 1, 2009.  Footnote 10 in our Form 10-K for the year ended December 31, 2009 should have reported that 1,346 stock options (adjusted for the stock split in 2008) were expired as of March 1, 2009.  Instead, the stock option table in Footnote 10 incorrectly reported these options as being outstanding at December 31, 2009.

On April 2, 2010, the Company adopted its 2010 Equity Incentive Plan, which authorized, among other forms of incentives, the issuance of stock options.  Reserved for equity issuances under the 2010 Equity Incentive Plan are 50,000,000 shares of our common stock.  No equity issuances have been made from the 2010 Equity Incentive Plan.  Stock options, which may be tax qualified and non-qualified, are exercisable for a period of up to ten years at prices at or above market prices as established on the date of the grant.

VIEW SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

11.     RELATED PARTY TRANSACTIONS

During the periods reflected on this report certain shareholders made cash advances to the Company to help with short-term working capital needs.  The total additions to loans from shareholders with unstructured payment plans amounted to $68,630 during 2009 and $6,934 during the year ended December 31, 2010.  The total balance due on unstructured loans from shareholders amount to $127,461 at December 31, 2010 and $193,027 at December 31, 2009.  Loans from stockholders made with repayment terms are described in Note 6 above.

12.    CORRECTION FOR DUPLICATIVE STOCK ISSUANCE

On January 13, 2010, we inadvertently issued a total of 10,000,000 shares of common stock to two of our directors who had previously been issued a total of 10,000,000 shares of common stock in December 2009.  The duplicative issuance did not affect the directors’ reporting of their actual stock holdings.  However, the duplicative stock issuance was recorded in our financial statements and reported on Form 10-Q for the period ended March 31, 2010.  We have reversed the expense item attributed to the duplicative stock issuance which results in a decrease in our expenses of $300,000.

[Back Cover]

PROSPECTUS

A Total of 51,500,000, Shares of Common Stock Offered for Sale

50,000,000 Shares Offered at $0.02 Per Share by the Company

1,500,000 Shares Offered at Market Price by a Selling Shareholder

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ______, 2012, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commission, paid or to be paid by the registrant in connection with the sale of the Shares of Common Stock being registered hereby. All amounts shown, except the Securities and Exchange Commission registration fee, are estimates.

Expense	Amount *
Registration Fee	$73
Cost of printing	$8,000	*
Legal fees & expenses	$18,000	*
Accounting fees & expenses	$1,000	*
Edgar Filing preparation & fees	$1,000	*
Transfer Agent fees	$0
Miscellaneous	$2,000	*
Total	$30,073
* Estimated subject to change

Item 14.

Indemnification of Directors and Officers.

Article VI of our Articles of Incorporation, as amended and restated, provides for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other Company in the performance of his duties as such officer or director.

Article V of our Bylaws provides for indemnification of our officers and directors. Our Bylaws provide as follows in pertinent part:

5.1  Indemnification of Directors.  Unless otherwise provided in the articles of incorporation, the corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this Section 5.1.

5.1.1  Determination of Authorization.  The corporation shall not indemnify a director under this Section unless:

(a)  a determination has been made in accordance with the procedures set forth in the Statutes that the director met the standard of conduct set forth in subsection (b) below, and

(b)  payment has been authorized in accordance with the procedures set forth in the Statutes based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

5.1.2  Standard of Conduct.  The individual shall demonstrate that:

(a)  he or she conducted himself in good faith; and

(b)  he or she reasonably believed:

(i)  in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests;

(ii)  in all other cases, that his conduct was at least not opposed to its best interests; and

(iii)  in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

5.1.3  Indemnification in Derivative Actions Limited.

Indemnification permitted under this Section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

5.1.4  Limitation on Indemnification.  The corporation shall not indemnify a director under this Section of Article 5:

(a)  in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)  in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the director.

5.2  Advance of Expenses for Directors.  If a determination is made following the procedures of the Statutes, that the director has met the following requirements, and if an authorization of payment is made following the procedures and standards set forth in the Statutes, then unless otherwise provided in the articles of incorporation, the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)  the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in this section;

(b)  the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct;

(c)  a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section or the Statutes.

5.3  Indemnification of Officers, Agents and Employees Who Are Not Directors.  Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to the same extent as to a director, or to any greater extent consistent with public policy, as determined by the general or specific actions of the board of directors.

5.4  Insurance.  By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Statutes.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or employees pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.

Recent Sales of Unregistered Securities.

In 2011, we isued restricted shares as follows:

•

On January 31, 2011, we issued 2,000,000 shares at $0.005 per share to Charles G. Davis, III  in exchange for $10,000 of accouting services; and

•

On March  8, 2011, we issued 3,030,303 shares to Asher Enterprises, Inc. in exchange for cancellation of $10,000 of debt.

The shares were issued pursuant to an exemption from regsitration under Section 4(2) of the Securities Act of 1933 as amended.

During 2010, we issued an aggregate of 17,967,820 shares of our unregistered common stock, after cancelling 10,000,000 shares issued to directors in error during the first quarter of 2010, as follows:

•

On January 28, 2010 we issued 3,500,000 shares at $.0467 per share to Allen Bender in settlement of litigation to enforce the terms of a convertible promissory note plus costs of litigation, attorney’s fees, and post-judgment interest in the total amount of $163,366.27.

•

On February 17, 2010, we issued 500,000 shares at $0.03 per share to William Paul Price as bonus compensation for his services rendered as an employee.

•

On February 22, 2010, we issued 461,000 shares at $0.0622 per share to William D. Smith as payment of interest on a note.

•

On July 27, 2010, we issued restricted shares to:

M & A Advisors, LLC and Diana Vesta, LLC, each receiving 1.5 million shares as assignees of a collective 3,000,000 shares issued for March 2010 and April 2010 settlements by the Company with Active Stealth, Inc., YT2K, Inc., and MBA Investors, Ltd.; and Starr Consulting, Inc., which was a recipient of an additional 1.5 million shares (an aggregate of 4.5 million shares issued in total), of a debt collectively owed in the amount of $162,092 at a price per share of $0.027;

Russell C. Weigel, III, P.A., in the amount of 1.5 million shares in settlement of a debt in the amount of $66,147 at a price per share of $0.044;

Charles Gordon Davis, III, in the amount of 625,000 shares in settlement of a debt in the amount of $12,500 at a price per share of $0.02; and

Jerry Miller, in the amount of 750,000 shares in settlement of a debt in the amount of $20,000 at a price per share of $0.027.

•

On September 15, 2010, we issued 500,000 restricted shares to John P. Holmes and 500,000 restricted shares to William Stamp in exchange for services rendered in the approximate amount of $5,000 each, at a price of $0.01 per share.

•

On November 8, 2010, we issued 857,143 restricted shares to Asher Enterprises as payment of $6,000 of principal on a note payable, at a price of $0.012 per share.

•

On November 29, 2010, we issued 1,209,677 restricted shares to Asher Enterprises as payment of $7,000 of principal on a note payable, at a price of $0.01 per share.

•

On December 21, 2010, we issued 1,000,000 restricted shares to Russell Holmes for business development services, at a price of $0.005 per share.

The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

We issued an aggregate of 62,267,147 shares of our unregistered common stock at purchase prices ranging from $0.01 to $0.0625 per share during 2009, as follows:

•

On January 26, 2009, we issued a total of 2,900,000 shares of our common stock to Kelli Myers (550,000 shares), A.S. Austin Company, Inc. (750,000 shares), Marlin Molinaro (800,000 shares), and Redstone Communication (800,000 shares), all as payment against convertible debt at $0.0345 per share.

•

On February 2, 2009, we issued a total of 250,000 shares of our common stock to Ralph Sita (as payment against debt for accounting services), John Sarman (120,000 shares as payment against debt for professional services), Charlotte DeLoof (48,000 shares as payment against debt for salary), Alexander N. Than (47,500 shares as payment against debt for salary), Michael Woodford (150,000 shares as payment against debt for legal services), Orion Financial Group, LLC (360,000 shares as payment against debt for investor relations services), all at $0.0625 per share, and to Judith Downes (210,000 restricted shares in exchange for salary) at $0.0313 per share.

•

On February 13, 2009, we issued a total of 7,000,500 shares of our common stock to Redstone Communication (750,000 restricted shares), Marlin Molinero (675,000 restricted shares), and Josh Norton (75,000 restricted shares), all as payment at $0.0313 per share for investor relations services; James Alford (250,000 restricted shares as payment for the acquisition of a truck), Gary Berg (200,000 restricted shares for professional services), Gunther Than (5,000,000 restricted shares for salary), all as payment at $0.0313 per share; and to William Jordan (50,500 shares for payment of a shareholder loan at $0.0625 per share).

•

On March 11, 2009, we issued 950,000 shares of common stock to Orion Financial Group, LLC as payment at $0.0625 per share against debt for investor relations services.

•

On March 19, 2009, we issued 500,000 shares of common stock to Ralph Sita as payment at $0.0625 per share against debt for accounting services.

•

On March 23, 2009, we issued 1,000,000 shares of common stock to Russell Weigel as payment at $0.0625 per share against debt for legal services.

•

On April 29, 2009, we issued 500,000 shares to William Gaskill at $0.03 per share in exchange for conversion of accounts payable and 500,000 shares to Rosenberg & Fayne at $0.0135 per share in exchange for legal services.

•

On May 12, 2009 we issued 1,500,000 shares to Michael Burton Prateley at $0.027 per share in exchange for consulting services.

•

On May 15, 2009 we issued 250,000 shares to Barbara Morelli, 2,000,000 shares to James Russell Wheeler, and 750,000 shares to Starr Consulting, Inc. at $0.027 per share in exchange for conversion of notes payable.

•

On May 29, 2009 we issued at $0.0135 per share a total of 5,000,000 shares to 12 shareholders of Visisys, Plc in connection with the execution of a Memorandum of Understanding.

•

On June 1, 2009 we issued 10,000,000 shares at $0.0135 per share to director Michael Bagnoli as compensation for a line of credit he guaranteed on behalf of the Company.

•

On June 5, 2009 we issued 100,000 shares to William Bryan Bogan at $0.0135 per share in exchange for consulting services.

•

On June 16, 2009 we issued at $0.027 per share 2,000,000 shares to Michael Burton-Prateley in exchange for consulting services and 500,000 shares to Marlene Maassen (spouse of director Martin Maassen) as payment for a loan.

•

On July 6, 2009, we issued 131,147 shares to William D. Smith at $0.02 per share as payment for accrued interest on a note payable.

•

On September 15, 2009 we issued:  500,000 shares to William Paul Price at $0.02 per share as a consulting fee; 1,000,000 restricted shares to William Paul Price at $0.01 per share as payment for the asset purchase of FiberXpress, Inc.; 3,500,000 shares to Anthony D. Altavilla at $0.0143 per share in exchange for conversion of accounts payable, and 500,000 restricted shares to Crown Equity Holdings at $0.01 per share in exchange for press release services.

•

On December 6, 2009 we authorized the issuance at $0.02 per share: 5,000,000 shares to Martin Maassen (as inducement to continue to fund the working capital needs of the Company); 5,000,000 shares to Gunther Than (employment compensation), 5,000,000 shares to Michael Burton-Prateley (sign-on bonus upon appointment as an officer), and 5,000,000 shares to William Paul Price (sign-on bonus upon appointment as an officer).

All of such shares were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

We issued an aggregate of 15,925,000 shares of our unregistered common stock at purchase prices ranging from $0.02 to $0.064 per share to accredited investors during 2008, as follows:

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Martin Maassen on October 16, 2008, 5,000,000 shares of our common stock at $0.04 in exchange for conversion of $200,000 in notes payable.

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Starr Consulting on October 17, 2008, 500,000 shares of our common stock at $0.02 in exchange for conversion of $50,000 in notes payable and $50,000 in interest.

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Pertaining to the Starr Consulting Agreement, on October 17, 2008 we issued 500,000 shares of our common stock to each of the following entities: Power Network, BAF Consulting, New Age Sports, and Seville Consulting, all at $0.02 per share.

•

Michael Bagnoli on October 17 and 21, 2008, a total of 5,000,000 shares of our common stock to at $0.04 in exchange for conversion of $200,000 in notes payable.

•

Pertaining to the Starr Consulting Agreement, on December 2, 2008 we issued 500,000 shares of our common stock to each of the following entities: Power Network, BAF Consulting, New Age Sports, and Seville Consulting, all at $0.02 per share.

•

Michael Burton-Prateley on December 10, 2008, 500,000 shares of our common stock at $0.03 in exchange for consulting services.

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Michael Burton-Prateley on December 10, 2008, 112,500 shares of our common stock at $0.03 in exchange for consulting services.

•

Marlene Maassen on December 10, 2008, 312,500 shares of our common stock at $0.064 per share.

All of such shares were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

During 2007, we issued our common stock in unregistered, exempt transactions as follows:

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James and Patricia Hartman and Mary McGinn purchased 63 shares and 13 shares, respectively, at $6.64 per share on June 30, 2007.

•

Anna and James Wolfe, Jay I. Levinson, and Isabel M. Bernfeld purchased 13,393 shares, 1,786 shares, and 714,286, respectively, at $5.60 per share on September 30, 2007.

All of such shares are designated at in post-reverse prices and quantities and were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Use of Proceeds from Registered Securities

None.

Issuer Purchase of Securities

None.

Item 16.

Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement unless otherwise indicated:

3.1

Amended and Restated Articles of Incorporation (Incorporated by reference to exhibit 3(i).1 to Form 10-Q filed May 14, 2010)

3.2

Bylaws (Incorporated by reference to exhibit 3.2 for Form 10-QSB, filed November 14, 2003)

4.2

Subscription Agreement between View Systems, Inc. and Starr Consulting, Inc., Active Stealth, LLC, and KCS Referral Service LLC, dated December 23, 2005 (Incorporated by reference to exhibit 4.1 of Form 8-K, filed January 6, 2006)

5.1

Opinion re Legality*

10.1

View Systems, Inc. 2010 Equity Incentive Plan (Incorporated by reference to exhibit 10.1 to Form 10-Q filed May 14, 2010)

10.2

View Systems, Inc. 2010 Service Provider Stock Compensation Plan (Incorporated by reference to exhibit 10.4 to Form 10-Q filed August 19, 2010)

10.3

Employment agreement between View Systems and Gunther Than, dated December 1, 2009 (Incorporated by reference to exhibit 10.1 to Form 8-K, filed January 11, 2010)

10.4

Subcontractor Agreement dated March 9, 2009 between MasTec North America, Inc. and View Systems, Inc. (Incorporated by reference to exhibit 10.3 for Form 10-Q, Amendment No. 1, for the period ended March 31, 2009)

21.1

List of Subsidiaries*

23.1

Consent of Robert L. White & Associates, Inc.*

*Filed herewith

Item 17.

Undertakings.

      Registrant hereby undertakes:

•

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:  (i) include any prospectus required by Section 10(a) (3) of the Securities Act; (ii) reflect in the Prospectus any facts or events  which, individually or in the aggregate, represent a fundamental change in  the information in the Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

•

That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

•

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

•

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

•

That, for the purpose of determining liability under the Securities Act to any purchaser:

•

Pursuant to Rule 430B:

•

That each prospectus filed by the Registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

•

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

•

that in a primary offering of securities by the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•

Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

•

Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

•

The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

•

Any other communication that is an offer in the offering made by the Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on March 23, 2011.

View Systems, Inc. By: /s/ Gunther Than
Gunther Than
Chief Executive Officer and Chief Financial Officer (Principal executive officer, principal financial officer, and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gunther Than	Director, Chief Executive Officer and Treasurer	March 23, 2011
Gunther Than

/s/ Michael L. Bagnoli	Director and Secretary	March 23, 2011
Michael L. Bagnoli

/s/ Martin J. Maassen	Director	March 23, 2011
Martin J. Maassen

/s/ William Paul Price	Director	March 23, 2011
William Paul Price